                                                                   Exhibit 10.23




                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                      LET'S TALK CELLULAR & WIRELESS, INC.

                                     AND THE

                                  STOCKHOLDERS

                                  NAMED THEREIN

                         RELATING TO THE ACQUISITION OF

                               CELLULAR USA, INC.

                          DATED AS OF OCTOBER 28, 1997

                                TABLE OF CONTENTS

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                                                                                PAGE
                                                                                ----
ARTICLE 1       PURCHASE AND SALE OF COMPANY SHARES...............................1
         1.1    Purchase and Sale of Company Shares...............................1
         1.2    Purchase Price....................................................1
         1.3    Closing...........................................................2
         1.4    Purchase Price Adjustments........................................3
         1.6    Dispute Resolution................................................3

ARTICLE 2       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS................4
         2.1    Due Organization..................................................4
         2.2    Due Authorization.................................................4
         2.3    Corporate Record Books............................................4
         2.4    Title to Stock....................................................4
         2.5    No Violation......................................................5
         2.6    Carrier Agreement.................................................5
         2.7    Pager Agreements..................................................5
         2.8    Carrier Commission Reports and Paging Reports.....................6
         2.9    Financial and Operating Information...............................6
         2.10   Financial Statements..............................................7
         2.11   Liabilities.......................................................7
         2.12   Title and Related Matters.........................................7
         2.13   Absence of Certain Changes or Events..............................8
         2.14   Contracts.........................................................8
         2.15   Patents, Trademarks, Etc..........................................9
         2.16   Litigation........................................................9
         2.17   Compliance with Law...............................................9
         2.18   Consents and Approvals............................................9
         2.19   Brokerage.........................................................9
         2.20   Leases...........................................................10
         2.21   Tax Matters......................................................10
         2.22   Disclosure.......................................................12
         2.23   Cellular Activations.............................................12
         2.24   Pagers...........................................................12

ARTICLE 3       REPRESENTATIONS AND WARRANTIES OF LTC............................12
         3.1    Due Organization.................................................12
         3.2    Due Authorization................................................12
         3.3    No Violation.....................................................13
         3.4    Brokerage........................................................13


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
ARTICLE 4       COVENANTS OF THE STOCKHOLDERS....................................13
         4.1    Regular Course of Business.......................................13
         4.2    Full Access and Disclosure.......................................13
         4.3    Breach of Agreement..............................................14
         4.4    Fulfillment of Conditions Precedent..............................14
         4.5    Pre-Closing Actions..............................................14

ARTICLE 5       OTHER AGREEMENTS.................................................16
         5.1    Employment Matters...............................................16
         5.2    Non-Competition..................................................16
         5.3    Confidential Documents...........................................18
         5.4    Claims of Stockholders...........................................18
         5.5    Agreement to Defend..............................................18
         5.6    Further Assurances...............................................18
         5.7    No Solicitation or Negotiation...................................18
         5.8    No Termination of Stockholder's Obligations by
                  Subsequent Incapacity, Dissolution, Etc........................18
         5.9    Deliveries After Closing.........................................19
         5.10   Schedules........................................................19

ARTICLE 6       CONDITIONS TO THE OBLIGATIONS OF LTC.............................19
         6.1    Representations and Warranties; Performance......................19
         6.2    No Material Adverse Change.......................................19
         6.3    No Proceeding or Litigation......................................19
         6.4    Condition of Assets..............................................20
         6.5    Physical Inventory; Due Diligence................................20
         6.6    Consent; New Agreement; Estoppel Letters.........................20
         6.7    Cross Receipt....................................................20
         6.8    Payoff Letters...................................................20
         6.9    Secretary's Certificate..........................................20
         6.10   Termination of Contracts.........................................21
         6.11   Resignations.....................................................21
         6.12   Indebtedness and Other Obligations...............................21
         6.13   Consulting Agreements............................................21
         6.14   Pre-Closing Asset Transfer.......................................21

ARTICLE 7       CONDITIONS TO THE OBLIGATIONS OF THE STOCKHOLDERS................21
         7.1    Representations and Warranties; Performance......................21
         7.2    No Proceeding or Litigation......................................21
         7.3    Performance......................................................22
         7.4    New Carrier Agreement............................................22

                                       ii

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
ARTICLE 8       TERMINATION AND ABANDONMENT......................................22
         8.1    Methods of Termination...........................................22
         8.2    Procedure Upon Termination.......................................22

ARTICLE 9       INDEMNIFICATION..................................................23
         9.1    Indemnification by the Stockholders..............................23
         9.2    Indemnification by LTC...........................................23
         9.3    Set Off..........................................................24

ARTICLE 10      MISCELLANEOUS....................................................24
         10.1   Binding Effect and Assignment....................................24
         10.2   Survival.........................................................24
         10.3   Severability.....................................................24
         10.4   Entire Agreement.................................................24
         10.5   Modification.....................................................25
         10.6   Waiver...........................................................25
         10.7   Governing Law; Jurisdiction......................................25
         10.8   Headings.........................................................25
         10.9   Counterparts.....................................................25
         10.10  Remedies.........................................................25
         10.11  Attorneys' Fees..................................................25
         10.12  Further Documents................................................25
         10.13  Notices..........................................................25
         10.14  Expenses.........................................................26





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                                    SCHEDULES
                                    ---------

Schedule 1.4                        Calculation of Purchase Price Adjustment
Schedule 2.3(a)                     Capitalization
Schedule 2.3(b)                     Officers and Directors
Schedule 2.9                        Real Property Leases
Schedule 2.11                       Liabilities
Schedule 2.12                       Title Matters
Schedule 2.14                       Contracts
Schedule 2.15                       Patents, Trademarks, Etc.
Schedule 2.21(e)                    Tax Matters


                                    EXHIBITS
                                    --------

Exhibit 1.3(b)(ii)                  Form of Escrow Agreement
Exhibit 6.6(c)                      Form of Estoppel Letter
Exhibit 6.7                         Form of Cross Receipt
Exhibit 6.8                         Form of Pay-Off Letter
Exhibit 6.12                        Forms of Consulting Agreements





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                            STOCK PURCHASE AGREEMENT
                            ------------------------

         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of October 28, 1997, is entered into by and among Let's Talk Cellular & Wireless, Inc., Inc., a Florida corporation having its principal offices at 800 Brickell Avenue, Suite 400, Miami, Florida 33131 ("LTC"), each of the stockholders of Cellular USA, Inc., a Nevada corporation (the "COMPANY"), set forth on Schedule 2.3(a) hereto (each individually, a "STOCKHOLDER" and together, the "STOCKHOLDERS"), and Barry A. Warren, as Stockholders' Representative (the "STOCKHOLDERS' REPRESENTATIVE").

                                    RECITALS
                                    --------

         A. The Stockholders are the record and beneficial owners of all of the issued and outstanding shares and rights to acquire shares (the "COMPANY SHARES") of capital stock of the Company.

         B. The Stockholders desire to sell their Company Shares to LTC, and LTC desires to purchase such Company Shares, for cash on the terms and subject to the conditions contained herein.

                               TERMS OF AGREEMENT
                               ------------------

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                       PURCHASE AND SALE OF COMPANY SHARES

         1.1 PURCHASE AND SALE OF COMPANY SHARES. Each Stockholder agrees to and shall convey, transfer, assign and deliver to LTC at the Closing and LTC shall acquire and accept from each Stockholder, on the terms and subject to the conditions set forth in this Agreement, free and clear of all liens, encumbrances, charges, equities and claims ("LIENS"), all of the Company Shares held by such Stockholder.

         1.2 PURCHASE PRICE. In consideration for the conveyance of the Company Shares and in reliance on the representations and warranties, covenants and agreement of the Stockholders contained herein, the schedules hereto and the documents contemplated hereby, LTC shall pay to the Stockholders an aggregate purchase price (the "PURCHASE PRICE") of $1,625,000 paid at Closing. The amount of Purchase Price to be received by each Stockholder shall be the Stockholder's Pro Rata Share thereof. The term "PRO RATA SHARE" means, with respect to any Stockholder, a fraction, the numerator of which is the number of Company Shares held by such Stockholder and the denominator of which is the total number of Company Shares outstanding.

         1.3 CLOSING. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article 8 hereof, a closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held on November 15, 1997, or on such other date (the "CLOSING DATE") designated by LTC upon five days notice to the Stockholders' Representative in the offices of LTC's counsel, provided that the Closing shall not occur and this Agreement shall automatically terminate, in any event after December 31, 1997 unless agreed to in writing by the Parties hereto. At the Closing, and on the basis of the representations, warranties, covenants and agreements made herein and in the schedules hereto and in the certificates and other instruments delivered pursuant hereto, and subject to the terms and conditions hereof:

             (a) DELIVERIES AT THE CLOSING. At the Closing, (i) the Stockholders shall deliver to LTC the various certificates and documents referred to in
Section 6 below, (ii) LTC shall deliver to the Stockholders the various certificates and documents referred to in Section 7 below, (iii) each of the Stockholders shall deliver to LTC stock certificates representing all of his or her Company Shares, duly endorsed in blank or accompanied by a duly executed assignment documents, sufficient in form and substance to convey to LTC good title to the Company Shares, free and clear of all Liens, (iv) LTC shall deliver to the Stockholders the initial cash consideration as set forth in paragraph
(b)(i) below, and (v) LTC shall deliver to the Escrow Agent the Escrow Funds as set forth in paragraph (b)(ii) below.

             (b) INITIAL CASH CONSIDERATION. On the Closing Date, LTC shall make payment of the initial cash consideration of the Purchase Price as follows:

                  (i) To the Stockholders, by wire transfer of immediately available funds, the sum of (A) $1,525,000 plus or minus (B) the Purchase Price adjustments set forth in Section 1.4.

                  (ii) To United Title of Nevada, as escrow agent (the "ESCROW AGENT"), pursuant to the terms of the Escrow Agreement, in the form attached hereto as EXHIBIT 1.2(b)(ii) (the "ESCROW AGREEMENT"), the sum of $100,000 (the "ESCROW FUNDS"). As provided in the Escrow Agreement, the Escrow Funds shall be utilized to fund (A) all Purchase Price adjustments described in Section 1.4 hereof and (B) any other amounts owed by any Stockholder to LTC hereunder or under any other agreement contemplated hereby, including, without limitation, pursuant to Article 9 hereof. In the event that the Escrow Funds are insufficient to fund the amounts set forth in clauses (A) and (B) above, then the Stockholders' Representative, on behalf of the Stockholders, shall within 10 days of delivery of notice of such deficiency pay to LTC the amount of such deficiency in immediately available funds.

         1.4 PURCHASE PRICE ADJUSTMENTS.

             (a) PRE-CLOSING ADJUSTMENT. AT least five days prior to the Closing Date, the Stockholders' Representative shall prepare and deliver to LTC an estimated calculation of the Company's Working Capital as set forth on SCHEDULE
1.4 as of October 31, 1997 (the "TARGET



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DATE"). If the estimated calculation of Working Capital shows a Working Capital
Shortfall as set forth on SCHEDULE 1.4, then the Purchase Price paid at Closing shall be reduced by the aggregate amount of such Working Capital Shortfall.

             (b) POST-CLOSING ADJUSTMENTS. As soon as practicable after the Closing Date (but not more than 90 days thereafter), LTC, at its expense, shall cause its accountants to prepare and deliver to the Stockholders' Representative a calculation of the Working Capital as of the Target Date. The Stockholders and LTC shall have the right to dispute the Working Capital calculation and make any proposed adjustments thereto as provided in Section 1.5 hereto.

                  (i) If the calculation of Working Capital shows a Working Capital Shortfall in excess of the estimated Working Capital Shortfall, then the parties shall execute disbursement instructions to the Escrow Agent directing it to distribute to LTC from the Escrow Funds the amount of the excess Working Capital Shortfall.

                  (ii) If the calculation of Working Capital shows a Working Capital Shortfall less than the estimated Working Capital Shortfall, then LTC shall within 10 days of delivery of such notice pay to the Stockholder the difference in immediately available funds.

                  (iii) If the calculation of Working Capital shows a Working Capital Surplus as set forth on SCHEDULE 1.4, then LTC shall within 10 days of delivery of such notice pay to the Stockholders the amount of the Working Capital Surplus plus the amount of any Working Capital Shortfall deducted from the Purchase Price pursuant to Section 1.4(a).

         1.5 DISPUTE RESOLUTION. If the Stockholders dispute the Working Capital calculation or the contingent payment calculations, then LTC and the Stockholders shall use reasonable efforts to resolve their dispute, but if a final resolution thereof is not obtained within ten (10) days after the Stockholders' Representative delivers to LTC a written notice of dispute, either LTC or the Stockholders may promptly retain a nationally recognized "big six" independent accounting firm acceptable to both the Stockholders and LTC (the "INDEPENDENT ACCOUNTANT") to resolve any remaining disputes. If the Independent Accountant is retained, then the Independent Accountant shall, within thirty
(30) days after receiving the positions of both the Stockholders and LTC and all supplementary supporting documentation requested by the Independent Accountant, render its decision, which decision shall be final and binding on, and nonappealable by, the Stockholders and LTC. The fees and expenses of the Independent Accountant shall be paid by the party whose estimate of the Working Capital and/or contingent bonus is furthest from the Independent Accountant's calculation; provided, however, that if both parties' respective estimates are larger or smaller than the amount calculated by the Independent Accountant by more than 75% of such amount, then each party shall pay 50% of the aggregate fees and expenses of the Independent Accountant.

                                    ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each Stockholder hereby jointly and severally represents and warrants to LTC as follows as of the date hereof and the Closing Date:

         2.1 DUE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to carry on its business as it is now being conducted, and to own, operate and lease its properties and assets. The Company is duly qualified or licensed to transact business in good standing in Clark County, Nevada. Clark County, Nevada is the only jurisdiction in which the Company's conduct of its business or the ownership or lease of its properties requires it to be so qualified or licensed. The Company has no subsidiaries.

         2.2 DUE AUTHORIZATION. Each Stockholder has full power and authority to enter into this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. This Agreement and all other agreements contemplated hereby to be entered into by any Stockholder each constitutes a legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

         2.3 CORPORATE RECORD BOOKS. The stock record books of the Company which have been delivered to LTC for inspection prior to the date hereof are complete and correct in all material respects. The authorized, issued and outstanding capital stock of the Company and the holders thereof are as set forth in
SCHEDULE 2.3(a) hereto. There are no shares of capital stock of the Company held in the treasury of the Company and no shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. The corporate minute books of the Company which have been made available to the Purchasers for inspection are complete and correct in all material respects. A true and complete list of the incumbent directors and officers of the Company is set forth in SCHEDULE 2.3(b) hereto. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company, and have been maintained in accordance with normal business and bookkeeping practices.

         2.4 TITLE TO STOCK. All of the outstanding shares of the capital stock of the Company are owned by the Stockholders, are duly authorized, validly issued, fully paid and nonassessable, are free of all Liens and all agreements, contracts, commitments, instruments, and all other binding arrangements or understandings, whether written or oral ("CONTRACTS"), and have been issued in compliance with all applicable securities laws, free and clear of any rescission rights. There is no outstanding Contract with the Company or any other person to vote, purchase, redeem or otherwise acquire any outstanding shares of the capital stock of the Company, or securities or obligations of any kind convertible into any shares of the capital stock of the Company. The Company has not redeemed any securities in violation of any Contract or law or regulation (including, without limitation, any applicable state or federal securities laws). Upon payment of the Purchase Price to the Stockholders at the Closing, the Company will convey good


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and marketable title to the Company Shares to LTC, free and clear of all Liens,
Contracts or other limitations whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by the Stockholders to LTC at the Closing will be sufficient to transfer the Stockholders' entire interest, legal and beneficial, in the Company Shares to LTC. There are no existing Contracts between any Stockholder, on the one hand, and any other person or entity, on the other hand, regarding the Company Shares.

         2.5 NO VIOLATION. The execution, delivery and performance by the Stockholders of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by such Stockholders, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under, (c) result in the creation of any lien, security interest, encumbrance or charge upon the Company's assets pursuant to, (d) give any third party the right to accelerate any obligations under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any third party or court or governmental instrumentality pursuant to, the charter or bylaws of the Company, or any applicable law, regulation, order, writ, statute, rule, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which the Company or any of the Stockholders or any of their properties are subject. Each Stockholder has complied with all applicable laws, regulations and orders in connection with the execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby.

         2.6 CARRIER AGREEMENT. A true and complete copy of that certain Sales Agent Agreement dated February 5 1988, by and between McCaw Communications of Nevada, Inc. (the "CARRIER") and the Company has been delivered to LTC and will be attached to the Secretary's Certificate delivered at Closing pursuant to
SECTION 6.9 (the "CARRIER AGREEMENT").

         2.7 PAGER AGREEMENTS. That certain agreement dated August 21, 1996, by and between Paging Network of Las Vegas, Inc. and the Company and that certain agreement by and between Citipage Plus (together with Paging Network of Las Vegas, Inc., the "PAGER WHOLESALERS") and the Company, true and complete copies of which have been delivered to LTC and will be attached to the Secretary's Certificate delivered at Closing pursuant to SECTION 6.9. (the "PAGER AGREEMENTS"), are valid and enforceable and are in full force and effect, and there are no defaults by the Company or any subsidiary thereunder or, to the knowledge of any Stockholder, by any other party thereto. No Stockholder is a party to or bound by any other agreement, oral or written, relating to the Pager Agreements or the subject matter thereof. The Pager Agreements contain the entire agreement of the parties thereto with respect to the subject matter thereof. The execution, delivery and performance by the Stockholders of this Agreement and the agreements contemplated hereby, including the Paging Wholesaler Consents (as defined in Section 6.6(a)(ii)), and the consummation of the transactions contemplated hereby and thereby will not give any party a right to terminate the Pager Agreements or give either Pager Wholesaler a right to any increase of any amounts payable under either Pager Agreement as modified by the respective Pager Wholesaler Consent. Following the Closing, the Company will be entitled to all of the benefits of the Company under the Pager Agreements as modified by the respective Pager


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

Wholesaler Consents. This provision is not to be construed as a warranty by the Stockholders of the actions of third parties after Closing.

         2.8 CARRIER COMMISSION REPORTS AND PAGING REPORTS

             (a) CARRIER COMMISSION REPORTS. True and complete copies of the commission reports prepared by the Carrier for the 12 most recent monthly periods have been delivered to LTC and will be attached to the Secretary's Certificate delivered at Closing pursuant to SECTION 6.9 (the "CARRIER COMMISSION REPORTS"). The Carrier Commission Reports set forth (i) the number of activations of cellular telephone service that the Company has sold on behalf of the Carrier pursuant to the Carrier Agreement and (ii) the amount of commission paid to the Company for each such activation.

             (b) PAGING REPORTS. True and complete copies of the paging reports prepared by the Company for the 12 most recent monthly periods have been delivered to LTC and will be attached to the Secretary's Certificate delivered at Closing pursuant to SECTION 6.9 (the "PAGING REPORTS"). The Paging Reports set forth (i) the number of the Company's paging customers at the time of preparation of each such report, (ii) the amount of fees paid to the Company for each such pager account during such period and (iii) the amount of fees paid to the Paging Wholesalers for the airtime for such pager accounts during such period.

         2.90 FINANCIAL AND OPERATING INFORMATION. The Company has provided LTC with true and complete copies of each of the following documents:

             (a) LEASES. Each of the lease agreements (each individually, a "LEASE" and collectively, the "LEASES") to which the Company is a party. Each Lease is listed in SCHEDULE 1.1, and a true and complete copy of each has been delivered to LTC and will be attached to the Secretary's Certificate delivered at Closing pursuant to SECTION 6.9. The premises leased by the Company pursuant to the Leases constitute all of the locations at which the Company conducts its business.

             (b) CUSTOMER ACTIVATION AGREEMENTS. Each customer activation agreement (collectively, the "CUSTOMER ACTIVATION AGREEMENTS") between the Company and each cellular customer of the Company, which Customer Activation Agreements provide for, among other things, charge-backs to be paid to the Company by each customer.

             (c) CUSTOMER PAGER AGREEMENTS. Each customer pager agreement (collectively, the "CUSTOMER PAGER AGREEMENTS") between the Company and each paging customer of the Company. As of the date hereof and the Closing Date, the Company has not less than 2,800 Customer Pager Agreements each representing a current paging customer.

         2.10 FINANCIAL STATEMENTS. The Stockholders have delivered to LTC the financial statements of the Company for the fiscal years ended December 31, 1995 and December 31, 1996. As soon as they become available, the Company will deliver to LTC the financial statements of the Company for the twelve months ended July 31, 1997 and for the ten months ended October 31, 1997 (together with the two previous fiscal years, collectively, the "FINANCIAL STATEMENTS"). Copies of the Financial Statements will be attached to the Secretary's Certificate delivered at Closing pursuant to
SECTION 6.9. The individual balance sheet of the Company dated as of October 31, 1997, included in the Financial Statements is referred to herein as the "CURRENT BALANCE SHEET." The Financial Statements fairly present the financial position of the Company at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with generally accepted accounting principles, as in existence at the date hereof ("GAAP") consistently applied throughout the periods indicated, except, in the case of the Financial Statements for the ten-month period ended October 31, 1997, for normal year-end adjustments and the absence of footnotes. The books and records of the Company fully and fairly reflect all of its transactions, properties, assets and liabilities. Except as specified otherwise in such Financial Statements or in the notes thereto, (i) there are no special or non-recurring items of income or expense during the periods covered by the Financial Statements, (ii) the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, and (iii) the Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         2.11 LIABILITIES. Except as set forth in SCHEDULE 2.11 hereto, the Company has no liabilities whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on the Company's Current Balance Sheet or disclosed in the notes thereto and not heretofore paid or discharged, and (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Company's Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding).

         2.12 TITLE AND RELATED MATTERS.

             (a) Except as set forth in SCHEDULE 2.12(a) hereto, the Company has good and marketable title to all material real and personal property and other assets reflected in the Financial Statements or acquired after the date of the Current Balance Sheet, free and clear of all Liens. Except as set forth in
SCHEDULE 2.12(a) hereto, all properties used in the Company's business operations as of the date of the Current Balance Sheet are reflected in the Financial Statements and are reflected therein in accordance with and to the extent required by GAAP, except as to the real property that the Company leases as set forth on SCHEDULE 2.9. SCHEDULE 2.12(a) hereto sets forth a complete and accurate list of all such leased assets which have annual rental payments in excess of $5,000 (including the expiration date of such lease, the name of the lessor, the annual rental payment and whether a consent is required from the lessor to consummate the transactions contemplated hereby). Upon the consummation of the transactions contemplated hereby, LTC shall have acquired
(i) all of the Company's business entities which conduct business in (or related to) the wireless communication products and services business which own all of the real, personal and intangible property used by the Company in the wireless communication products and services business.

             (b) None of the assets belonging to the Company is subject to any Contracts of sale or lease, except Contracts for the sale of inventory in the ordinary and regular course of business.

             (c) There has not been since the date of the Current Balance Sheet and will not be prior to the Closing Date, any sale, lease, or any other disposition or distribution by the Company of any of its assets or properties, now or hereafter owned by it, except (i) transactions in the ordinary and regular course of business or (ii) as otherwise consented to by LTC, including the transfer of that certain real property designated on SCHEDULE 2.12 (the "CONDOMINIUM"), which is owned by the Company on the date hereof and will be transferred at or prior to Closing to Barry Warren for cash consideration to the Company in an aggregate amount not less than $70,000 (with any and all applicable transfer taxes and fees (excluding the cost of one appraisal) paid by Barry Warren) (the "PRE CLOSING ASSET TRANSFER"). After the Closing, LTC will own, or have the unrestricted right to use all properties and assets that are currently used in connection with the Company's business. The properties used in the Company's business are suitable for the purposes for which intended and in good operating condition and repair consistent with normal industry standards, except for ordinary wear and tear, and except for such assets which shall have been taken out of service on a temporary basis for repairs or replacement consistent with the Company's prior practices and normal industry standards.

         2.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Current Balance Sheet, (a) there has not been (i) any material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or liabilities of the Company, in its employee, customer, supplier, distributor or franchise relations or relations with the Carrier or the Paging Wholesalers or in the prospects of the Company's business, or (ii) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition (financial or otherwise) of the Company, its employee, customer, supplier, distributor or franchise relations or relations with the Carrier or the Paging Wholesalers or the prospects of the Company's business; and (b) the Company has not (i) sold, transferred, leased, pledged or mortgaged or agreed to sell, transfer, lease, pledge, or mortgage any of its material assets, property or rights (other than the Pre Closing Asset Transfer) or canceled, waived or compromised or agreed to cancel, waive or compromise, any material debts, claims or rights, (ii) made or permitted any material amendment or early termination of any material contract, lease, agreement or license relating to the operation of its business, (iii) made any significant change in any method of accounting, or (iv) granted any general increase in the compensation of officers or employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment).

         2.14 CONTRACTS. SCHEDULE 2.14 lists the material Contracts to which the Company is a party. The Company has made available to LTC a correct and complete copy of each Contract listed in SCHEDULE 2.14. With respect to each such
Contract: (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) neither the Company nor, to the knowledge of any Stockholder, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) neither the Company nor, to the knowledge of any stockholder, any other party has repudiated any provision of the Contract.

         2.15 PATENTS, TRADEMARKS, ETC. SCHEDULE 2.15 hereto contains a list of all of the material patents, trademarks, trade names, service marks and copyrights, and applications therefor, which are owned by or licensed to the Company, or in which the Company has any interest or which are presently being used in connection with the business, products or processes of the Company's business, and any pending or current registration of any of the foregoing is set forth in SCHEDULE 2.15 hereto. Except as set forth on SCHEDULE 2.15 hereto, the Company owns and has the sole and exclusive right to use all items set forth on
SCHEDULE 2.15 hereto, and such items are not subject to any licenses, liens, mortgages, pledges, encumbrances, claims, restrictions, or charges of any kind, including, without limitation, any rights retained by the Company, except as would not reasonably be expected to have a material adverse effect in respect of the Company's business, operations, properties, assets, conditions (financial or otherwise), results, plans, strategies or prospects (a "MATERIAL ADVERSE EFFECT"). The Company owns (free of any rights or claims of others), or is licensed or otherwise has the unencumbered right to use, all material technology, know-how, processes, methods and designs used in the conduct of the Company's business as presently being conducted, except where the failure to own or posses such licenses or rights would not reasonably be expected to have a Material Adverse Effect.

         2.16 LITIGATION. There are no actions, suits or proceedings pending or, to the best of the knowledge of any Stockholder, threatened by or against the Company or any Stockholder, at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator of any kind, (a) with respect to this Agreement or any of the other agreements or transactions contemplated hereby, or (b) with respect to the Company's business.

         2.17 COMPLIANCE WITH LAW. The Company is and has been in compliance with all applicable statutes, rules, regulations, ordinances, codes, orders, licenses, franchises, permits, authorizations and concessions, as such apply to the Company's business, including, without limitation, any applicable building, zoning, antipollution, hazardous chemical, waste disposal, occupational safety, health or other law, ordinance or regulation in respect of any of the, offices, structures or operations of the Company's business, except where the failure thereof would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Stockholder has received any notification alleging any violation of any of the foregoing.

         2.18 CONSENTS AND APPROVALS. Other than the Carrier Agreement, Pager Agreements and the Leases, no notice to, consent, approval or authorization of, or declaration, filing or registration with, any federal, state or local governmental or regulatory authority, and no consent, approval or authorization of or notice to any other person or entity, is required to be made or obtained by or on behalf of any Selling Party in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         2.19 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Stockholder.

         2.20 LEASES. All amounts due and payable as of the date hereof under each of the Leases by the Company, including, without limitation, all rental, maintenance and marketing payments, have been paid, and all such amounts due and payable as of the Closing Date will have been paid on or before the Closing Date. Each of the Leases is valid and enforceable and is in full force and effect, and there are no defaults, or events which constitute or would constitute (with notice or lapse of time or both) defaults, by the Company or any subsidiary under any of such Leases or, to the knowledge of any Stockholder, by any other party thereto. The execution, delivery and performance by the Stockholders of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not result in the termination of, or in any increase of any amounts payable under, any Lease. Neither the Company nor any Stockholder has received any notice that the landlord with respect to any Lease would refuse to renew such Lease upon expiration of the period thereof upon substantially the same terms (except as the Stockholders have advised LTC prior to the date hereof). Neither the Company nor any Stockholder is party to or bound by any other agreement, oral or written, relating to the Leases or the subject matter thereof. All Lessors under each of the Leases have consented (where such consent is necessary) or prior to the Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring material modification in the rights thereunder.

         2.21 TAX MATTERS.

             (a) The Company has filed all Tax Returns required to be filed and has duly paid all relevant Taxes due or claimed to be due by all Taxing Authorities. The Company has not requested any extension of time within which to file or send any Tax Return. All Taxes applicable for all taxable years or periods prior to the date hereof have been paid or fully reserved against on the Financial Statements in accordance with GAAP. From the date hereof until the Closing Date, the Company shall fully reserve on its financial statements all amounts necessary for the payment of all Taxes that have accrued up to and including the Closing Date. All Taxes which are required to be withheld or collected by each of the Company have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable law. The Company has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662 of the Code. There are no Liens for Taxes upon any property or assets of any of the Company, except for Liens for Taxes not yet due and payable. The Company has not executed any waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return. No claim has ever been made by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Company has not been a member of an affiliated group filing consolidated or combined federal, state, local or foreign income Tax Returns or has any liability for the Taxes of any other person or entity under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), of the Company, are, to the best knowledge of the Company and Stockholders, correct and in compliance with the Code. As used herein, the term "TAX RETURNS", means federal, state, foreign and local tax reports, returns, information returns and other documents, the term "TAXES" means including without limitation income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties), and the term "TAXING AUTHORITIES" means Internal Revenue Service and any other federal, state, or local authority which has the right to impose Taxes on each of the Company or the Stockholders.

             (b) No issues have been raised that are currently pending by any Taxing Authority in connection with any Tax Returns. No material issues have been raised in any examination by any Taxing Authority with respect to the Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no unresolved issues or unpaid deficiencies relating to such examinations. The items relating to the business, properties or operations of the Company on the Tax Returns filed by the Company for all taxable years (including the supporting schedules filed therewith), available copies of which have been supplied (or will be promptly supplied upon request) to LTC, state accurately, in all material respects the information requested with respect to the Company and such information was derived from the Company's books and records.

             (c) The Company is not subject to any joint venture, partnership, or other arrangement or Contract which is treated as a partnership for federal income tax purposes. The Company is not party to any tax sharing agreement.

             (d) The Company has not filed a consent under SECTION 341(f) of the Code or comparable provisions of any state statutes.

             (e) SCHEDULE 2.21(e) hereto lists all federal, state, local and foreign income Tax Returns and all other Tax Returns for which the annual tax liability is at least $5,000 for taxable periods ending on or after December 31, 1986 and indicates those Tax Returns that have been audited and those that are the subject of audit.

             (f) None of the assets of the Company constitutes tax-exempt bond financed property or tax exempt use property within the meaning of SECTION 168 of the Code, and none of the assets of the Company are subject to a lease, safe harbor lease, or other arrangement as a result of which the Company is not treated as the owner for federal income tax purposes.

             (g) The Company has not made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Code.

             (h) No power of attorney has been granted by the Company with respect to any matter relating to Taxes which is currently in force.

         2.22 DISCLOSURE. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to LTC by or on behalf of any Stockholder with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which any Stockholder has not disclosed to LTC in writing and of which any Stockholder or any of the Company's officers, directors or executive employees is aware and which could reasonably be anticipated to have a material adverse effect upon the execution, delivery or performance of this Agreement or the agreements contemplated hereby or on the consummation of the transactions contemplated hereby and thereby. This provision is not to be construed as a warranty by the Stockholders of the actions of third parties after Closing.

         2.23 CELLULAR ACTIVATIONS. All activations (excluding deactivations thereof in the ordinary course of business) of radiotelephone service pursuant to the Customer Activation Agreements and all other activations of radiotelephone service reported by the Company to the Carrier for payment pursuant to the Carrier Agreement are good, collectible and legally binding. All such activations are valid, genuine and subsisting, and arise out of bona fide sales of radiotelephone service.

         2.24 PAGERS. All pager fees and other amounts pursuant to the Customer Pager Agreements (excluding deactivations thereof in the ordinary course of business) are good, collectible and legally binding. All such pager fees other amounts are valid, genuine and subsisting, and arise out of bona fide sales of pager service.

                                   ARTICLE 30

                      REPRESENTATIONS AND WARRANTIES OF LTC
                      -------------------------------------

         LTC hereby represents and warrants to the Stockholder as follows as of the Closing Date:

         3.1 DUE ORGANIZATION. LTC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full corporate power and authority to carry on its business as it is now being conducted, and to own, operate and lease its properties and assets. LTC is duly qualified or licensed to transact business in good standing in every jurisdiction in which the conduct of its business or the ownership or lease of its properties requires it to be so qualified or licensed.

         3.2 DUE AUTHORIZATION. LTC has full corporate power and authority to enter into this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors of LTC and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and all other agreements contemplated hereby to be entered into by LTC each constitutes a legal, valid and binding obligation of LTC, enforceable against LTC in accordance with its terms.

         3.3 NO VIOLATION. The execution, delivery and performance by LTC of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by LTC, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under,
(c) result in the creation of any lien, security interest, encumbrance or charge upon LTC's capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligations under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any third party or court or governmental instrumentality pursuant to, the charter or bylaws of LTC, or, to the best knowledge of LTC, any applicable law, regulation, order, writ, statute, rule, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which LTC or any of its properties are subject. LTC has complied, in all material respects, with all applicable laws, regulations and orders in connection with the execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby.

         3.4 BROKERAGE. There are no brokerage commissions, finder's fees or similar compensation arrangements in connection with the transactions contemplated by this Agreement such as to give rise to any valid claim against LTC.

                                    ARTICLE 4

                          COVENANTS OF THE STOCKHOLDERS
                          -----------------------------

         Until the Closing Date, except as otherwise consented to or approved by LTC in writing, each Stockholder individually agrees that such Stockholder shall act, or refrain from acting where required hereinafter, to comply (and shall cause the Company to comply) with the following:

         4.1 REGULAR COURSE OF BUSINESS. The Company shall operate its business diligently and in good faith and in the ordinary course, consistent with past management practices; shall maintain all of its material properties in customary repair, order and condition, reasonable wear and tear excepted; shall maintain (except for expiration due to lapse of time) all leases and contracts in effect without change except as expressly provided herein; shall comply in all material respects with the provisions of all governmental regulations and orders applicable to it and the conduct of its business; shall not cancel, release, waive or compromise any debt, claim or right in its favor having a value in excess of $5,000 other than in connection with returns for credit or replacement in the ordinary course of business; shall not alter the rate or basis of compensation of any of its officers, directors or employees other than in the ordinary course of business; and shall maintain insurance coverage up to the Closing Date with the coverage and in the amounts consistent with past management practices.

         4.2 FULL ACCESS AND DISCLOSURE. The Company shall afford to LTC and its counsel, accountants, agents and other authorized representatives and to financial institutions specified by LTC reasonable access during business hours to each of the Company's stores and offices, properties, books and records in order that LTC may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company; and Company shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as LTC shall from time to time reasonably request including, without limitation, any internal control recommendations made by its independent auditors in connection with any audit of the Company.

         4.3 BREACH OF AGREEMENT. Neither the Company nor any Stockholder shall knowingly take any action which would constitute a breach of this Agreement.

         4.4 FULFILLMENT OF CONDITIONS PRECEDENT. The Company and each Stockholder shall use its, his or her reasonable commercial efforts to obtain at its, his or her expense all such waivers, permits, consents, approvals or other authorizations from third parties and governmental authorities as may be required to consummate the transactions contemplated hereby, and to do all things as may be necessary or desirable in connection with transactions contemplated by this Agreement, including, without limitation, satisfy each of the conditions precedent to LTC's obligation set forth in Article 6.

         4.5 PRE CLOSING ACTIONS.

             (a) The Company shall pay all rent and other amounts due and payable with respect to each of its Leases which are due and payable on or prior to the Closing Date.

             (b) The Company shall not, effect any sale, lease, or any other disposition or distribution of any of its assets or properties, now or hereafter owned by it, except transactions in the ordinary and regular course of business or as otherwise consented to by LTC.

             (c) The Company shall pay all accounts payable, other current liabilities, capitalized lease obligations.

             (d) Prior to the Target Date, the Company shall repay all its Indebtedness, including but not limited to, capitalized leases, accrued but unpaid interest and notes owed to any Stockholder by the Company; provided, however, that the mortgage loan with respect to the Condominium may be repaid at Closing from the proceeds of the Pre Closing Asset Transfer. In addition, prior to the Target Date, the Company shall pay all promissory notes owed to Stockholders, all accrued but unpaid dividends, all annual or other bonuses, all legal or other professional fees which are not current, all incurred but unpaid income taxes and all trade payables which are not current. As used herein, the term "INDEBTEDNESS" with respect to any person means any obligation of such person for borrowed money, but in any event shall include (a) any obligation or liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (whether or not such person has assumed or become liable for the payment of such obligation) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due), (b) the face amount of all letters of credit issued for the account of such person and all drafts drawn thereunder, (c) obligations incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchase in the ordinary course of business (whether or not such person has assumed or become liable for the payment of such obligation) secured by Liens, (d) capitalized lease obligations, and (e) any guarantees of such person.

             (e) The Company shall not amend or otherwise change its Articles of Incorporation, Bylaws or equivalent organizational documents.

             (f) The Company shall not issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest.

             (g) The Company shall not declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, to any Stockholder or any other person with respect to any of its capital stock or pay any bonus to any Stockholder.

             (h) The Company shall not reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock.

             (i) The Company shall not (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of shares or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, or (iii) modify, terminate, or enter into any Contract other than as provided herein or in the ordinary course of business, consistent with past practice.

             (j) The Company shall not take any action with respect to accounting policies or procedures other than in the ordinary course of business and in a manner consistent with past practices.

             (k) Except as provided herein, the Company shall not pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice.

             (l) The Company shall not acquire or agree to acquire any capital assets, excluding inventory.

             (m) Except as provided herein, the Company shall not enter into any transaction with any Stockholder or affiliate thereof.

             (n) The Company shall not agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in ARTICLE 2 untrue or incorrect in any respect.

                                   ARTICLE 50

                                OTHER AGREEMENTS
                                ----------------

         5.1 EMPLOYMENT MATTERS. Upon Closing, LTC shall have the right, but not the duty, to offer employment to any or all of the employees currently or formerly employed by the Company in the conduct of the Company's business. Upon Closing, LTC shall have no obligation in respect of, and assume no responsibility for, accrued employment benefits of any kind claimed to belong or belonging to such employees (should there be any), including but not limited to pension or retirement benefits, stock, profit sharing, bonus or other incentive compensation plans, vacation pay, severance pay and benefits, payroll withholding, medical or dental plans or insurance plans.

         5.2 NON-COMPETITION

             (a) GENERAL. Each Stockholder agrees that for the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, he will not serve as or be a consultant to or employee, officer, agent, director or owner of more than five percent (5%) of another corporation, partnership or other entity which competes with LTC within Clark County, Nevada in LTC's Business. The term "LTC'S BUSINESS" shall mean the business of selling cellular or wireless communications services or products, including without limitation, paging, PCS, ESMR and any other form of personal communications services in competition with LTC. Each Stockholder further agrees that for the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, such Stockholder (i) will not (x) solicit for employment, (y) endeavor in any way to entice away from employment with the Company or LTC or their affiliates or (z) employ or contract with any employee of the Company or LTC or any of their affiliates who is an officer, a manager of any department, salesperson or any sub-agent, sub-contractor or other independent contractor of the Company or LTC or their affiliates , including, without limitation, any resellers of cellular or wireless communications services and (ii) will not solicit any person, corporation, partnership or other entity that is a customer of the Company immediately prior to the Closing for the purpose of selling cellular or wireless communications services or products. The Stockholders acknowledge and agree that the covenants provided for in this Section 5.2(a) are reasonable and necessary in terms of time, area and line of business to protect LTC's legitimate business interests as a buyer of the Company Shares in protecting its trade secrets. The Stockholders further acknowledge and agree that such covenants are reasonable and necessary in terms of time, area and line of business to protect LTC's other legitimate business interests, which include its interests in protecting its (x) valuable confidential business information, (y) substantial relationships with specific customers throughout the United States of America and (z) customer goodwill associated with its ongoing business by way of its marketing throughout the United States of America using the trademark, "Let's Talk Cellular & Wireless." The Stockholders hereby expressly authorize the enforcement of the covenants provided for in this Section 5.2(a) by (w) the Company, (x) LTC, (y) the Company's or any of LTC's permitted assigns and (z) any successors to the business of the Company or LTC. To the extent that the covenant provided for in this Section 5.2(a) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

             (b) NON-DISCLOSURE. Each Stockholder hereby agrees that he or she shall, and shall use his or her best efforts to cause his or her affiliates and their respective agents, accountants, legal counsel and other representatives and advisers (and shall use its best efforts to cause their and the Company's employees), to hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the transaction contemplated by this Agreement, the Company, LTC or their businesses; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by any of the Stockholders or any of their respective affiliates, employees, agents, accountants, legal counsel or other representatives or advisors (collectively, "RELATED PERSONS"), (ii) information that is or becomes available to the Stockholders or any of their Related Persons after the Closing on a non-confidential basis prior to its disclosure by any of the Stockholders or any of their Related Persons and (iii) information that is required to be disclosed by any of the Stockholders or any of their Related Persons as a result of any applicable law, rule or regulation of any federal, state or local governmental authority; and provided, further, that the Stockholders shall promptly notify LTC of any disclosure pursuant to clause (iii) above.

             (c) INJUNCTION. The parties hereto hereby acknowledge that a breach or violation by any of the Stockholders or their Related Persons of any or all of the covenants and agreements contained in this Section 5.2 may cause irreparable harm and damage to LTC in a monetary amount which may be virtually impossible to ascertain. As a result, each of the Stockholders acknowledges and agrees that LTC shall be entitled to an injunction from any court of competent jurisdiction without having to post a bond and restraining any breach or violation of any or all of the covenants and agreements contained in this
Section 2.2 by the Stockholders and/or their Related Persons, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies that LTC may possess hereunder, at law or in equity. Nothing contained in this Section 5.2 shall be construed to prevent LTC from seeking and recovering from the Stockholders damages sustained by it as a result of any breach or violation by any of them of any of the covenants or agreements contained in this Section 5.2.

         5.3 CONFIDENTIAL DOCUMENTS. No Stockholder shall retain any originals or copies of any of the following, whether written, printed or another form of hard copy, or in electronic or magnetic form or contained on a computer diskette or other similar media: (i) any of the Company's customer lists; and (ii) any product pricing materials relating to the Company's business.

         5.4 CLAIMS OF STOCKHOLDERS. Each Stockholder hereby releases, waives and discharges any and all claims, rights and actions that he or she has against the Company.

         5.5 AGREEMENT TO DEFEND. In the event any action, suit, proceeding or investigation of the nature specified in Section 6.3 hereof is commenced, whether before or after the Closing Date, all the parties hereto agree to cooperate and use commercially reasonable efforts to defend against and respond thereto.

         5.6 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, the parties hereto shall use their reasonable commercial efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including without limitation using all reasonable commercial efforts (a) to obtain all necessary waivers, consents, and approvals from other parties to loan agreements, leases, mortgages and other contracts, (b) to obtain all necessary permits, consents, approvals and authorizations as are required to be obtained under any federal, state or foreign governmental regulation, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (d) to effect all necessary registrations and filings and submissions of information requested by governmental authorities. The parties hereto further covenant and agree that they shall use their respective reasonable commercial efforts to prevent, with respect to a threatened or pending preliminary or permanent injunction or other regulation or order the entry, enactment or promulgation thereof, as the case may be.

         5.7 NO SOLICITATION OR NEGOTIATION. Unless and until this Agreement is terminated, the Stockholders shall not, and the Stockholders shall use their best efforts to cause the Company and its directors, officers, employees, representatives, agents, advisors, accountants and attorneys not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any person with respect to, or have any discussions with any person relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, the Company, or otherwise facilitate any effort or attempt to do or seek any of the foregoing, and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

         5.8 NO TERMINATION OF STOCKHOLDERS' OBLIGATIONS BY SUBSEQUENT INCAPACITY, DISSOLUTION, ETC. Each Stockholder specifically agrees that its or his obligations hereunder, including, without limitation, obligations pursuant to Article 9 and Section 5.2 shall not be terminated by operation of law or by the death or incapacity of any Stockholder.

         5.9 DELIVERIES AFTER CLOSING. At LTC's request and without further consideration from LTC, the Stockholders shall execute and deliver such other instruments of conveyance and transfer and take such other action as LTC reasonably may require to convey, transfer to and vest in LTC and to put LTC in possession of any rights or property to be sold, conveyed, transferred and delivered hereunder.

         5.10 SCHEDULES. The parties hereto acknowledge and agree that Schedules 2.9, 2.11, 2.12, 2.14, 2.15 and 2.21(e) have not been attached to this Agreement as of the date hereof and consequently the Stockholders' representations and warranties shall be deemed to include such schedules when and as delivered. The Stockholders shall cause the Company to deliver to LTC all schedules to this Agreement not later than 21 days after the date hereof, but in no event later than ten days prior to the Closing Date. The required delivery date of the schedules is hereinafter referred to as the "SCHEDULE DELIVERY DATE." The Stockholders shall each execute a certificate as of the Schedule Delivery Date affirming that the representations and warranties as modified by the schedules are true and correct as of such date. LTC shall have seven days to accept or reject such schedules in writing. If LTC rejects any of these schedules, this Agreement shall be terminated in accordance with Section 8.1 without any further liability to the Stockholders.

                                    ARTICLE 6

                      CONDITIONS TO THE OBLIGATIONS OF LTC

         Each and every obligation of LTC under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by LTC:

         6.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of each of the Stockholders contained in this Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, each of the Stockholders, to LTC, shall be true and correct when made and on the Closing Date as though then made, except as expressly provided herein. Each of the Stockholders shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date.

         6.2 NO MATERIAL ADVERSE CHANGE. There shall have been no development or change which might reasonably be expected to have a Material Adverse Effect.

         6.3 NO PROCEEDING OR LITIGATION. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by any governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

         6.4 CONDITION OF ASSETS. None of the Company's assets and properties shall have been damaged or destroyed prior to the Closing Date by fire or other casualty, whether or not fully covered by insurance, in an aggregate amount exceeding $5,000.

         6.5 PHYSICAL INVENTORY; DUE DILIGENCE. LTC shall have conducted a physical inventory of the Company's inventory and the results of such physical inventory shall show no material adverse changes in the inventory from the Current Balance Sheet (taking into account sales of inventory to the Company's customers). LTC shall have completed its due diligence investigation, and the results thereof shall be satisfactory to LTC, in its reasonable discretion, and such investigation shall not have revealed that any of the representations of the Stockholders set forth herein are untrue or incorrect in any respect or otherwise unsatisfactory to LTC.

         6.6 CONSENT; NEW CARRIER AGREEMENT; ESTOPPEL LETTERS.

             (a) LTC shall have received the consent of each Paging Wholesaler to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, in form and substance acceptable to LTC (the "PAGING WHOLESALER CONSENTS").

             (b) LTC and/or the Company shall have entered into a new carrier agreement with the Carrier replacing the Carrier Agreement, in form and substance reasonably acceptable to LTC (the "NEW CARRIER AGREEMENT"). LTC shall negotiate in good faith to enter into such New Carrier Agreement.

             (c) The Company shall have delivered to LTC an estoppel letter from each Lessor of real property pursuant to each of the Leases, substantially in the form attached hereto as EXHIBIT 6.6(c) (each individually, an "ESTOPPEL LETTER" and collectively, the "ESTOPPEL LETTERS").

         6.7 CROSS RECEIPT. The Stockholders and LTC shall have executed and delivered a cross-receipt acknowledging receipt of the Company Shares and the Purchase Price in the form attached hereto as EXHIBIT 6.7 (the "CROSS-RECEIPT").

         6.8 PAYOFF LETTERS. The Company shall have delivered to LTC "pay-off" letters evidencing the repayment of all Indebtedness to be repaid pursuant to Sections 4.5(d) and 6.12 and the termination, at or prior to Closing, of any and all liens that encumber any of the real or personal properties of the Company (including, without limitation, a satisfaction of mortgage with respect to the mortgage on the Condominium and a pay-off letter with respect to the mortgage loan secured thereby), substantially in the form attached hereto as EXHIBIT 6.8 (each individually, a "PAY-OFF LETTER" and collectively, the "PAY-OFF LETTERS").

         6.9 SECRETARY'S CERTIFICATE. The Company shall have executed and delivered to LTC a Secretary's Certificate certifying copies of (i) the Seller's Articles of Incorporation, (ii) the Seller's Bylaws, (iii) the resolutions of the Seller's shareholders and Board of Directors, (iv) the jurisdictions in which the Seller is qualified and licensed to do business, (v) the Carrier Agreement, (vi) the Pager Agreements, (viii) the Carrier Commission Reports,
(viii) the Paging Reports, (ix) the Leases, (x) the Financial Statements and
(xi) the incumbency of the persons executing this Agreement and the certificates, agreements and other documents delivered in connection herewith.

         6.10 TERMINATION OF CONTRACTS. The Company shall have caused the Contracts indicated on SCHEDULE 2.14 hereto to terminate at Closing without any further liability to the Company.

         6.11 RESIGNATIONS. The Company shall have caused the directors and officers previously identified by LTC to have resigned from the Board of Directors and such offices, respectively.

         6.12 INDEBTEDNESS AND OTHER OBLIGATIONS. Prior to the Target Date, the Company shall have repaid all of its Indebtedness, other liabilities, taxes and other amounts required to be repaid prior to the Target Date pursuant to Section 4.5(d), and at or prior to Closing the mortgage loan with respect to the Condominium shall have been repaid.

         6.13 CONSULTING AGREEMENTS. The Stockholders shall have executed and delivered the consulting agreements substantially in the forms included in
EXHIBIT 6.13 (collectively, the "CONSULTING AGREEMENTS").

         6.14 PRE-CLOSING ASSET TRANSFER. The Pre-Closing Asset Transfer shall have been consummated in accordance with the provisions of Section 2.12 pursuant to instruments of transfer (including, without limitation, a bill of sale with respect to each of the Pre Closing Asset Transfer and a warranty deed with respect to the Pre Closing Asset Transfer) in form reasonably satisfactory to LTC and the Stockholders' Representative shall have provided to LTC evidence of payment of any and all transfer taxes and fees applicable to the Pre-Closing Asset Transfer.

                                    ARTICLE 7

                CONDITIONS TO THE OBLIGATIONS OF THE STOCKHOLDERS
                -------------------------------------------------

         Each and every obligation of the Stockholders under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Stockholders'
Representative:

         7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of LTC contained in this Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, LTC, to the Selling Parties, shall be true and correct when made and on the Closing Date as though then made, except as expressly provided herein. LTC shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date.

         7.2 NO PROCEEDING OR LITIGATION. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by any governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

         7.3 PERFORMANCE. LTC shall have made payment of the initial cash portion of the Purchase Price, by wire transfer in immediately available funds, as set forth in Section 1.3(b).

         7.4 NEW CARRIER AGREEMENT. LTC and/or the Company shall have entered into the New Carrier Agreement, in form and substance acceptable to LTC.

                                    ARTICLE 8

                           TERMINATION AND ABANDONMENT
                           ---------------------------

         8.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time:

             (a) by mutual consent of LTC and the Stockholders;

             (b) by LTC or the Stockholders if this Agreement is not consummated on or before December 31, 1997; provided that if any party has breached or defaulted with respect to its respective obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this Section 8.1(b), and each other party to this Agreement shall at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law;

             (c) by LTC if as of the Closing Date any of the conditions specified in Article 6 hereof have not been satisfied in any material respect or if the Stockholders are otherwise in default in any material respect under this Agreement;

             (d) by the Stockholders if on the Closing Date any of the conditions specified in Article 7 hereof have not been satisfied in any material respect or if LTC is otherwise in default in any material respect under this Agreement; or

             (e) upon the rejection by LTC of any schedule delivered by the Stockholders pursuant to Section 5.10.

         8.2 PROCEDURE UPON TERMINATION. In the event of termination and abandonment pursuant to Section 8.1 hereof, and subject to the proviso contained in Section 8.1(b) this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

             (a) each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

             (b) No non-breaching party hereto shall have any liability or further obligation to any other party to this Agreement.

                                   ARTICLE 9

                                 INDEMNIFICATION
                                 ---------------

         9.1 INDEMNIFICATION BY THE STOCKHOLDERS. Each Stockholder agrees, severally and not jointly (in proportion to each Stockholder's Pro Rata Share), to indemnify and hold harmless LTC and its affiliates at all times against and in respect of all losses, liabilities, costs and expenses (including reasonable attorneys' fees) which arise out of or are based on (a) any taxes (federal, state or local) payable by the Company or arising from the transactions contemplated hereby, and (b) any breach of the representations, warranties, covenants or agreements of the Stockholders set forth in this Agreement. LTC shall promptly notify each of the Stockholders in writing of all matters which may give rise to the right to indemnification hereunder. The Stockholders shall not, without the prior written consent of LTC, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not LTC is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of LTC from all liability arising out of such claim, action, suit or proceeding, it being understood that if the Stockholders do not receive notice of any matter known to LTC and as to which LTC is entitled to indemnification hereunder in time to contest the determination of any such liability which is susceptible to being successfully contested, the Stockholders shall not be obligated to indemnify LTC with respect thereto. LTC and the Stockholders shall keep each other informed of all settlement negotiations with third parties and of the progress of any litigation with third parties. LTC and the Stockholders shall permit each other reasonable access to books and records and otherwise cooperate with all reasonable requests of each other in connection with any matter or claim for indemnification by a third party. With respect to the representations and warranties set forth in Sections 2.12, 2.17, 2.18, 2.20, 2.21, 2.23 and 2.24,
the Stockholders shall not be required to indemnify LTC until the indemnifiable damages, in the aggregate, exceed $16,000 (the "Hurdle Rate"), at which point the Stockholders shall be responsible for all indemnifiable damages that may arise, irrespective of the Hurdle Rate; provided. that indemnifiable damages shall accumulate until such time as they exceed the Hurdle Rate, whereupon LTC shall be entitled to seek indemnification for the full amount of such damages; further provided, that the Hurdle Rate shall not apply to the transfer taxes and fees applicable to the Pre Closing Asset Transfer, which shall be paid by Barry Warren at or prior to Closing and which obligation shall be indemnified by Barry Warren.

         9.2 INDEMNIFICATION BY LTC. LTC agrees to indemnify and hold harmless the Stockholders at all times against and in respect of all losses, liabilities, costs and expenses (including reasonable attorneys' fees) which are caused by any breach of the representations, warranties, covenants or agreements of LTC set forth in this Agreement. The Stockholders shall promptly notify LTC in writing of all matters which may give rise to the right to indemnification hereunder, it being understood that if LTC does not receive notice of any matter known to the Stockholders and as to which the Stockholders are entitled to indemnification hereunder in time to contest the determination of any such liability which is susceptible to being successfully contested, LTC shall not be obligated to indemnify the Stockholders with respect thereto. LTC shall have the right with the consent of the Stockholders, which shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, and to defend (without the consent of the Stockholders) through counsel of its own choosing, at its own expense, any action which may be brought by a third party in connection therewith; provided, however, that the Stockholders shall have the right to have their counsel participate fully in such defense at its own expense. LTC and the Stockholders shall keep each other informed of all settlement negotiations with third parties and of the progress of any litigation with third parties. LTC and the Stockholders shall permit each other reasonable access to books and records and otherwise cooperate with all reasonable requests of each other in connection with any matter or claim for indemnification by a third party.

         9.3 SET OFF. The parties hereto hereby agree that LTC is hereby authorized to set off all amounts at any time owed by any Stockholder to LTC under Section 9.1 against the obligations of LTC to any Stockholder under this Agreement or under any other agreement contemplated hereby, including, without limitation, against any Purchase Price adjustment under Section 1.4 owed by LTC to the Stockholders and contingent payments under the Consulting Agreements owed by LTC or the Company to the Stockholders.

                                   ARTICLE 10

                                  MISCELLANEOUS
                                  -------------

         10.1 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, that neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned or transferred, by operation of law or otherwise, by any Stockholder without the prior written consent of LTC.

         10.2 SURVIVAL. Any provision of this Agreement which contemplates the performance or existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

         10.3 SEVERABILITY. Each of the provisions contained in this Agreement shall be severable, and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Agreement.

         10.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the transactions covered hereby, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof and is not intended to confer upon any other person any rights or remedies hereunder.

         10.5 MODIFICATION. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all of the parties hereto.

         10.6 WAIVER The failure of any party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall such party forfeit any rights to future enforcement thereof.

         10.7 GOVERNING LAW; JURISDICTION. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Nevada. The parties agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought in the courts of the State of Nevada or the federal district courts located within the State of Nevada, and the parties hereto hereby accept the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.

         10.8 HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

         10.9 COUNTERPARTS. More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original.

         10.10 REMEDIES. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

         10.11 ATTORNEYS' FEES. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees, including attorneys' fees for any appeal, and the costs incurred in bringing such suit or proceeding.

         10.12 FURTHER DOCUMENTS. Each party hereto shall, at the request of any other party, execute and deliver to such other party all such further instruments, assignments, assurances and other documents as such other party may reasonably request in connection with the carrying out of this Agreement.

         10.13 NOTICES. All communications, notices and consents provided for herein shall be in writing and be given in person or by means of telex, telecopy or other wire transmission (with confirmation of receipt in a manner typical with respect to communications of that type) or by mail, and shall become effective (i) on delivery if given in person, (ii) on the date of transmission and confirmation of receipt if sent by telex, telecopy or other wire transmission, or (iii) four business days after being deposited in the mails, with proper postage for first-class registered or certified air mail, prepaid.

         Notices shall be addressed as follows:

If to LTC, to:                              Let's Talk Cellular & Wireless, Inc.
                                            800 Brickell Avenue, Suite 400
                                            Miami, Florida  33131
                                            Attn:  Mr. Nick Molina
                                            Fax:  (305) 358-4106

with a copy to:                             Greenberg Traurig Hoffman
                                              Lipoff Rosen & Quentel, P.A.
                                            1221 Brickell Avenue
                                            Miami, Florida 33131
                                            Attn:  Jorge L. Freeland, Esq.
                                            Fax:  (305) 579-0717
with a copy to:                             H.I.G. Capital Management, Inc.
                                            1001 South Bayshore Drive
                                            Suite 2708
                                            Miami, Florida  33131
                                            Attn:  Douglas F. Berman
                                            Fax:  (305) 379-2013

If to any Stockholder, to:                  Cellular USA, Inc.
                                            4581 W. Flamingo
                                            Las Vegas, Nevada  89103
                                            Attn:  Barry A. Warren
                                            Fax:  (702) 656-7027

with a copy to:                             Cook & Kelesis
                                            600 South Eighth Street
                                            Las Vegas, Nevada 89101
                                            Attn: Marc Cook, Esq.
                                            Fax:  (702) 385-5125

provided, however, that if either party shall have designated a different address by notice to the other as provided herein, then to the last address so designated.

         10.14 EXPENSES. The Stockholders shall bear their own expenses and the Company's expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby; provided that up to $1,000 of such expenses may be paid by the Company. LTC shall bear its own expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby.




                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                               LET'S TALK CELLULAR & WIRELESS, INC.

                               By: /s/ Brett Beveridge
                                  ---------------------------------------------
                                  Name: Brett Beveridge
                                        ---------------------------------------
                                  Title: President
                                        ---------------------------------------

                               STOCKHOLDERS

                               /s/ Barry A. Warren
                               ------------------------------------------------
                               Barry A. Warren

                               /s/ Mark Quinlan
                               ------------------------------------------------
                               Mark Quinlan

                               /s/ Louise Dutson
                               ------------------------------------------------
                               Louise Dutson


                               STOCKHOLDERS' REPRESENTATIVE


                               /s/ Barry A. Warren
                               ------------------------------------------------
                               Barry A. Warren, as Stockholders' Representative

                                  SCHEDULE 1.4
                                  ------------

                    CALCULATION OF PURCHASE PRICE ADJUSTMENT

1.   Definition of Working Capital

     The term "Working Capital" shall mean the (i) Company's current assets, including cash (other than cash received in consideration for the Pre Closing Asset Transfer) and marketable securities, LESS (ii) the Company's current liabilities. All depreciation and amortization shall accrue at historical rates. Reserves shall continue to accrue at historic rates. In the event that any Indebtedness, other liabilities, taxes or other amounts required to be repaid prior to the Target Date pursuant to Sections 4.5(d) and 6.12 shall not have been so repaid by the Target Date, then, for purposes of calculating Working Capital as of the Target Date, the Company's current liabilities shall be increased by all such unpaid amounts.

2.   Definitions of Working Capital Shortfall and Working Capital Surplus

     The term "Working Capital Shortfall" shall mean the amount by which the estimated calculation of Working Capital pursuant to SECTION 1.4(a) is less than the Target Working Capital.

     The term "Working Capital Surplus" shall mean the amount by which the estimated calculation of Working Capital pursuant to SECTION 1.4(a) exceeds than the Target Working Capital.

3.   Target Working Capital Calculation Procedures

     The term "Target Working Capital" means the average monthly Working Capital of the Company for the 12 months ended July 31, 1997, calculated as of the last day of each such month, which is $300,000.

                                 SCHEDULE 2.3(a)
                                 ---------------

                                 CAPITALIZATION

COMMON STOCK
------------

Barry Warren       1,450 shares of common stock - 58%
Mark Quinlan         950 shares of common stock - 38%
Louise Dutson        100 shares of common stock -  4%

       Total       2,500 shares of common stock outstanding

                                 SCHEDULE 2.3(b)
                                 ---------------

                             OFFICERS AND DIRECTORS

OFFICERS
--------

Chief Executive Officer       Barry Warren
President                     Louise Dutson
Secretary                     Barry Warren
Treasurer                     Barry Warren


DIRECTOR
--------

Barry Warren

                                  SCHEDULE 2.9
                                  ------------

                              REAL PROPERTY LEASES


1. To be delivered by the Company to LTC pursuant to Section 5.10.

                                  SCHEDULE 2.11
                                  -------------

                                   LIABILITIES


1. To be delivered by the Company to LTC pursuant to Section 5.10.

                                  SCHEDULE 2.12
                                  -------------

                                  TITLE MATTERS


1. To be delivered by the Company to LTC pursuant to Section 5.10.

                                  SCHEDULE 2.14
                                  -------------

                                    CONTRACTS


1. To be delivered by the Company to LTC pursuant to Section 5.10.

                                  SCHEDULE 2.15
                                  -------------

                            PATENTS, TRADEMARKS, ETC.


1. To be delivered by the Company to LTC pursuant to Section 5.10.

                                SCHEDULE 2.21(e)
                                ----------------

                                   TAX MATTERS


1. To be delivered by the Company to LTC pursuant to Section 5.10.

                               EXHIBIT 1.3(b)(ii)
                               ------------------

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

         This Escrow Agreement, dated as of ___________, 1997 is made and entered into by and between Let's Talk Cellular & Wireless, Inc., a Florida corporation ("LTC"), Barry A. Warren, Mark Quinlan and Louise Dutson (the "STOCKHOLDERS" and each individually, a "STOCKHOLDER"), Barry A. Warren, as the Stockholders' Representative (the "STOCKHOLDERS' REPRESENTATIVE"), and United Title of Nevada (the "ESCROW AGENT").

                                    RECITALS

         LTC and the Stockholders have entered into that certain Stock Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of October __, 1997, which relates to the acquisition of substantially all of the capital stock of Cellular USA, Inc., a Nevada corporation (the "COMPANY"). Capitalized terms used herein without definition shall have the meanings as set forth in the Purchase Agreement.

         The Purchase Agreement requires that certain funds be held in escrow and the parties desire that United Title of Nevada serve as the Escrow Agent to hold such funds upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Purchase Agreement and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. ESTABLISHMENT OF ESCROW FUND. At the Closing of the Purchase Agreement, LTC shall deposit with the Escrow Agent by certified check, payable to the Escrow Agent, or by wire transfer of immediately available funds the sum of $100,000 (the "ESCROW AMOUNT" or the "ESCROW FUNDS"), which the Escrow Agent shall deposit in an account entitled ________________________________ (the "ESCROW ACCOUNT").

         2. PURPOSE OF THE ESCROW FUNDS. The Escrow Account has been established to hold the Escrow Amount, which amount represents a portion of the Purchase Price delivered in connection with the Purchase Agreement, to the extent necessary, to serve as security for and satisfy adjustments made to the Purchase Price in favor of LTC pursuant to ARTICLE 1 of the Purchase Agreement, and as security for and to fund any other amounts owed by any Stockholder to LTC thereunder or under any other agreement contemplated thereby, including, without limitation, pursuant to ARTICLE 9 of the Purchase Agreement and the Consulting Agreements. Notwithstanding anything contained herein or in the Purchase Agreement, if the Escrow Funds are insufficient to satisfy the aforementioned obligations, the Stockholders shall not be relieved of their liabilities under the Purchase Agreement.

         3. INVESTMENT OF ESCROW FUNDS. The cash portion of the Escrow Amount shall, at the direction of the Stockholders' Representative, only be invested and reinvested in (a) obligations issued or guaranteed by the United States government (or agencies thereof) maturing in 30 days or less and (b) certificates of deposit or repurchase agreements maturing in 30 days or less of domestic United States banks having capital and surplus of $250,000,000 or more and having a rating of A or better from Moody's Investors Service, Inc. and A or better from Standard & Poor's Corporation. Income from all investments and reinvestments of Escrow Funds shall be paid upon termination of this Agreement to the parties receiving the distribution of the Escrow Funds in proportion to the amount of distributions thereof including any distributions which were made prior to such termination. For federal income tax purposes, income from all investments and reinvestments of Escrow Funds shall be recognized by the parties in proportion to the amount of the distribution of such income.

         4. DISBURSEMENTS. Whenever LTC shall be entitled to receive payment pursuant to the Purchase Agreement, including, without limitation, ARTICLE 1 and
ARTICLE 9 thereof, LTC and the Stockholders' Representative shall deliver Disbursement Instructions (as hereinafter defined) to the Escrow Agent within five (5) business days of LTC's and the Stockholders' agreement as to the amount of such payment. The "DISBURSEMENT INSTRUCTIONS" shall (i) be in writing and signed by LTC and the Stockholders' Representative, (ii) state the principal amount owed to LTC as determined in accordance with the Purchase Agreement, and
(iii) shall provide wire transfer instructions to the Escrow Agent as to where and to whom such amount is to be sent. Upon receipt of the Disbursement Instructions, the Escrow Agent shall within five (5) business days transfer funds from the Escrow Funds as directed in the Disbursement Instructions.

         5. APPOINTMENT OF ESCROW AGENT. LTC and the Stockholders hereby appoint United Title of Nevada as the escrow agent (the "Escrow Agent") under this Agreement. The Escrow Agent is hereby authorized to take any and all actions indicated in this Agreement to be taken by the Escrow Agent and all such further actions consistent herewith as it shall deem necessary or desirable to implement the provisions hereof. The Escrow Agent represents and warrants to LTC and the Stockholders that it has all legal power and authority to act in the manner contemplated by this Agreement. The Stockholders and LTC agree that the authorization and designation of the Escrow Agent under this SECTION 5 shall be irrevocable and shall be binding upon their successors and assigns.

         6. RESPONSIBILITIES OF ESCROW AGENT. The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

                  (a) The responsibilities of the Escrow Agent hereunder shall be to act as agent and bailee for LTC and the Stockholders, to hold the Escrow Funds in safekeeping, to invest the funds pursuant to the instructions of the Stockholders' Representative within the guidelines noted herein and to make disposition of the Escrow Funds as provided herein;

                  (b) The Escrow Agent acts herein as agent and bailee for LTC and the Stockholders only, and does not undertake to construe the meaning of any contract, agreement or other instrument, or to determine any of the matters covered by the same. It is expressly understood and agreed that the Escrow Agent does not assume any of the obligations or duties which LTC or the Stockholders may have under the Purchase Agreement, this Escrow Agreement or any other agreement, except to hold and dispose of the Escrow Funds as provided for herein;

                  (c) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which it in good faith believes to be genuine and which is signed or presented to it by a proper person, or upon evidence deemed by it in good faith to be sufficient; and

                  (d) So long as LTC or the Stockholders have any interest in the Escrow Funds, (i) the Escrow Agent agrees that it will not assert any right which it may have to setoff, recoupment, reduction or other right with respect to the Escrow Funds now or hereafter acquired, arising from any relationship, debt, obligations, liability, credit accommodation or otherwise that may be owed the Escrow Agent by any of the parties hereto or any party having an interest in the Escrow Funds, (ii) the Escrow Agent shall provide the parties hereto with such receipts, account statements, affidavits as they may from time to time request, and (iii) the Escrow Agent shall not move the Escrow Funds from the Escrow Account without the written consent of all the parties hereto in accordance with the terms of this Agreement.

         7. INDEMNIFICATION OF ESCROW AGENT. Unless the Escrow Agent discharges any of its duties under this Escrow Agreement in violation of specific terms of this Agreement, in a negligent manner or is guilty of willful misconduct with regard to its duties under this Escrow Agreement, the Escrow Agent shall not be liable to any person for any action taken or loss suffered by such person, nor for any mistake of fact, error of judgment, or for any actions or omissions of any kind. Except with respect to the foregoing liability exceptions, LTC and the Stockholders, jointly and severally, shall indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings, or other expenses, fees, or charges of any character or nature, public or private, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Escrow Agreement, and shall indemnify the Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity, both at the trial and appellate levels. The provisions of this paragraph shall survive the termination of this Escrow Agreement.

         8. DISCRETION OF ESCROW AGENT TO FILE AN INTERPLEADER ACTION. In the event of a dispute as to the proper disposition of Escrow Funds, the Escrow Agent may hold Escrow Funds until receipt of evidence satisfactory to it that the dispute has been resolved, and until receipt of notice directing the proper disposition of the Escrow Funds in accordance with the terms of this Agreement. If the parties, including the Escrow Agent, are in disagreement about the interpretation of this Escrow Agreement, or about the rights and obligations or the propriety of any action contemplated by the Escrow Agent under this Escrow Agreement, the Escrow Agent may, but shall not be required to, file an action in interpleader to resolve any disagreement in a court of competent jurisdiction in the State of Nevada. The Escrow Agent shall be indemnified by LTC and the Stockholders, jointly and severally, for all costs and reasonable attorneys' fees (both trial and appellate) incurred in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Escrow Agreement until a judgment in the interpleader action is entered and becomes final.

         9. CONSULTATION WITH COUNSEL. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection to act in accordance with the opinion of such counsel as to any matters in connection with this Escrow Agreement to the extent that any act or failure to act undertaken on the advice of counsel is undertaken in good faith and is not contrary to the specific provisions of this Escrow Agreement. The Escrow Agent shall be indemnified by the parties hereto for all costs and reasonable attorneys' fees incurred in connection with such consultation. The Escrow Agent shall not be liable for any action taken in reliance upon the advice of counsel and in good faith.

         10. RESIGNATION. The Escrow Agent may resign as escrow agent by giving LTC and the Stockholders' Representative sixty (60) days prior written notice of the effective date of such resignation. In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the remaining portion of the Escrow Amount in accordance with the original provisions of this Escrow Agreement until a successor escrow agent shall be appointed by LTC and the Stockholders' Representative and a written notice of the name and address of such successor escrow agent shall be given to the Escrow Agent by LTC and the Stockholders' Representative, whereupon the Escrow Agent's only duty shall be to turn over, in accordance with the written instructions of LTC and the Stockholders' Representative, to the successor escrow agent the remaining portion of the Escrow Amount. In the event that a successor escrow agent shall not have been appointed and the Escrow Agent shall not have turned over to the successor escrow agent the remaining portion of the Escrow Amount within a reasonable time after the Escrow Agent's delivery of written notice of resignation pursuant to this SECTION 10, the Escrow Agent may deposit the remaining portion of the Escrow Amount with the Clerk of the United States District Court for the __________ District of _________ or with the clerk or registry of any other court of competent jurisdiction, at which time the Escrow Agent's duties hereunder shall terminate.

         [11. ESCROW AGENT FEES. The Escrow Agent shall be entitled to the fees set forth in SCHEDULE A hereto.]

         12. AMENDMENT. This Agreement may be amended at any time only by and upon written agreement of the Escrow Agent, the Stockholders' Representative and LTC.

         13. TERMINATION AND DISBURSEMENT OF ESCROW FUNDS. This Agreement may be terminated at any time by and upon receipt by the Escrow Agent of written notice of termination signed by both LTC and the Stockholders' Representative. Unless so terminated, this Agreement shall terminate at 5:00 p.m. after the later of
(i) twelve (12) months after the Closing Date, and (ii) all expenses required to be paid to the Escrow Agent out of the Escrow Funds, if any, have been paid; PROVIDED, that such termination date shall be extended if on such termination date there is pending any claim by LTC for payment out of the Escrow Funds until such matter is resolved and payment, if any, is made to LTC from the Escrow Funds.

         14.   MISCELLANEOUS.

                  (a) NOTICES. All notices, objections and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (return receipt requested) or mailed by certified mail (return receipt requested) or by Federal Express or another nationally recognized courier service as follows:


       If to LTC, to:             Let's Talk Cellular & Wireless, Inc.
                                  800 Brickell Avenue, Suite 400
                                  Miami, Florida  33131
                                  Attn: Mr. Nick Molina and Mr. Brett Beveridge
                                  Fax:  (305) 358-4106

       with a copy to:            Greenberg Traurig Hoffman
                                  Lipoff Rosen & Quentel, P.A.
                                  1221 Brickell Avenue
                                  Miami, Florida 33131
                                  Attn:  Jorge L. Freeland, Esq.
                                  Fax:  (305) 579-0717

       with a copy to:            H.I.G. Capital Management, Inc.
                                  1001 South Bayshore Drive
                                  Suite 2708
                                  Miami, Florida  33131
                                  Attn:  Douglas F. Berman
                                  Fax:  (305) 379-2013

       If to any Stockholder, to: Cellular USA, Inc.
                                  4581 W. Flamingo
                                  Las Vegas, Nevada 89103
                                  Attn:  Barry A. Warren
                                  Fax:(702) 656-7027

       with a copy to:            Cook & Kelesis
                                  600 South Eighth Street
                                  Las Vegas, Nevada 89101
                                  Attn:  Marc Cook, Esq.
                                  Fax: (702) 385-5125

or at such other place as any party hereto shall furnish to each other party hereto in writing.

                  (b) BINDING EFFECT ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither party may assign, its rights and obligations hereunder without the consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Agreement is not intended, and shall not create, any third party beneficiaries or rights in any third parties.

                  (c) GOVERNING LAW. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without application to the principles of conflicts of laws and shall be binding upon the parties hereto and their respective successors and assigns.

                  (d) EFFECT ON PURCHASE AGREEMENT. The provisions of this Agreement are not intended to alter, modify, negate or replace any provisions of the Purchase Agreement that may be in conflict with the provisions hereof. In the event of any conflict or inconsistency between the terms hereof and the Purchase Agreement, the Purchase Agreement shall control.

                  (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary for every party to sign each counterpart but only that each party shall sign at least one such counterpart.


                                      * * *

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Escrow Agreement the day and year first above written.



                                UNITED TITLE OF NEVADA


                                By:
                                   --------------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------



                                LET'S TALK CELLULAR & WIRELESS, INC.


                                By:
                                   --------------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                STOCKHOLDERS


                                -----------------------------------------------
                                Barry A. Warren


                                -----------------------------------------------
                                Mark Quinlan


                                -----------------------------------------------
                                Louise Dutson


                                STOCKHOLDERS' REPRESENTATIVE


                                ------------------------------------------------
                                Barry A. Warren, as Stockholders' Representative

                                   SCHEDULE A

                           ESCROW AGENCY FEE SCHEDULE

Initial Acceptance Fee......................................................................  $_____
      For review of the documents and set up of the Escrow
      Account, payable upon execution of the Agreement.

Annual Administration Fee...................................................................  $_____
      For administration of the Escrow Account, payable in advance upon execution of the Agreement and on each anniversary date thereafter as long as the Agreement remains in effect.


                                  ACTIVITY FEES
                           (To the Extent Applicable)

For each wire transfer made.................................................................  $_____
For processing checks returned as uncollectible.............................................  $_____
For each investment transaction (purchase/sale/collection)..................................  $_____

Incidental or Extraordinary Services:
      Charges for services of this nature will be based on an analysis of the work to be provided.

Out-of-Pocket Expense:
      The above fees do not include out-of-pocket expenses that include, but are not limited to, postage, stationery, fees and expenses of counsel, telephone, messenger, overtime, insurance, etc.

                                 EXHIBIT 6.6(c)
                                 --------------

                             FORM OF ESTOPPEL LETTER

                                 ESTOPPEL LETTER

         This Estoppel Letter (this "AGREEMENT") dated as of _____________, 199_, by and between ___________________________, whose address is
_____________________________ ("LANDLORD"), __________________________, a
___________ corporation ("TENANT").

         WHEREAS, the Tenant has by a written lease dated ____________________, 19__ (as amended from time to time hereinafter called the "LEASE") leased from the Landlord all or part of certain real estate and improvements thereon located on the property more particularly described in EXHIBIT A hereto (the "PREMISES");

         WHEREAS, Let's Talk Cellular & Wireless, Inc., a Florida corporation ("LTC") intends to acquire all of the capital stock of the Tenant (the "ACQUISITION") and desires to have the Lease assigned to it prior to the consummation of the Acquisition;

         WHEREAS, LTC and the Tenant desire to obtain the consent of the Landlord to facilitate the consummation of the Acquisition.

         NOW, THEREFORE, in consideration of the premises hereof and mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. CONSENT TO ACQUISITION. The Landlord hereby acknowledges and agrees that LTC may acquire all of the outstanding capital stock of the Tenant and such Acquisition does not constitute a breach of, or default under, or modify the terms of, the Lease and, to the extent the Lease contains any provision to the contrary, such provisions are hereby waived with respect to the Acquisition

         2. ACKNOWLEDGMENT OF SECURITY INTEREST. The Landlord acknowledges that LTC and/or Tenant has or will execute and deliver a security agreement (the "SECURITY AGREEMENT") in favor of their lenders on the Lease and (a) all property, including, without limitation, trade fixtures, equipment and inventory located on or used in connection with the Premises by the Tenant, and (b) operating licenses and permits now or at any time hereafter relating to the use of the Premises (all such property being collectively referred to as the "Collateral") and the Landlord agrees that the execution, delivery and performance of the Security Agreement by LTC and its lenders do not constitute a breach of, or default under, or modify the terms of, the Lease.

         3. NO DEFAULTS. The Landlord acknowledges and agrees that there are no existing defaults under the Lease on the part of the Landlord or the Tenant, and the Tenant has performed all covenants required of the Tenant under the terms of the Lease prior to the date hereof.

         4. RENT. The Landlord acknowledges and agrees that the Tenant has paid all rent through the last day of the whole calendar month ending prior to the date hereof.

         5. NOTICES. Any notice(s) required or desired to be given hereunder (a) to the Landlord shall be in writing directed to ___________________, Attention:
_____________________________, and (b) to LTC shall be directed to Let's Talk Cellular & Wireless, Inc., 800 Brickell Avenue, Suite 400, Miami, Florida 33131,
Attention: Lazarus Rothstein. All notices hereunder shall be sent by prepaid certified or registered mail, return receipt requested, or delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees.

         6. AMENDMENTS; NOTICE OF ASSIGNMENT OF INTERESTS. The agreements contained herein may not be modified or terminated orally and shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns. The Lenders shall promptly notify the Landlord, in the event that the Lenders shall assign their right, title and interest in or under the Security Agreement to any third person. The Landlord shall promptly notify the Lenders in the event that the Landlord shall assign or encumber its interest in the Premises or under the Lease.

         7. TENANT'S OBLIGATIONS. THIS AGREEMENT SHALL NOT IMPAIR OR OTHERWISE AFFECT TENANT'S OBLIGATIONS TO PAY RENT AND ANY OTHER SUMS PAYABLE BY TENANT OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE LANDLORD PURSUANT TO THE TERMS OF THE LEASE.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     [LANDLORD]

                                     By:
                                        ---------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------

                                     [TENANT]

                                     By:
                                        ---------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------

STATE OF _________________ )

                  )  SS

COUNTY OF ________________ )

         On this ____ day of __________________, 199_, before me, the undersigned, a Notary Public in and for the __________________________, personally appeared _________________ _________________________, to me personally known, who, being by me duly sworn, did say that he is the _____________________________ of said corporation executing the within and foregoing instrument; that (no seal has been procured by the said) (the seal affixed thereto is the seal of said) corporation; that said instrument was signed (and sealed) on behalf of said corporation by authority of its Board of Directors; and that the said ________________ _______________________________ as such officer acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by him voluntarily executed.



                                          ------------------------------------
                                          Notary Public in and for the

                                          ------------------------------------

                                   EXHIBIT 6.7
                                   -----------

                              FORM OF CROSS RECEIPT

                                  CROSS-RECEIPT
                                  -------------

         LET'S TALK CELLULAR & WIRELESS, INC. ("LTC") acknowledges receipt from CELLULAR USA, INC., a Nevada corporation (the "COMPANY"), pursuant to the provision of the Stock Purchase Agreement, dated as of October __, 1997 (the "STOCK PURCHASE AGREEMENT"), among LTC and the Stockholders named therein, of certificates representing an aggregate of ________ shares of common stock, $____ par value, of the Company (the "STOCK").

Dated:  _________, 1997

                                            LET'S TALK CELLULAR & WIRELESS, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                     ---------------------------

         The Stockholders named below hereby acknowledges receipt from LTC, pursuant to the provisions of the Stock Purchase Agreement, of $_____________ (the "PURCHASE PRICE"), as set forth on EXHIBIT I hereto, in consideration of the delivery of the Stock.

Dated: __________, 1997

                                             -----------------------------------
                                             Barry A. Warren


                                             -----------------------------------
                                             Mark Quinlan


                                             -----------------------------------
                                             Louise Dutson

                                   EXHIBIT 6.8
                                   -----------

                             FORM OF PAY-OFF LETTER

                            [Letterhead of Creditor]

                                                                ______ ___, 1997

Let's Talk Cellular & Wireless, Inc.
800 Brickell Avenue, Suite 400
Miami, Florida  33131

                                 PAY-OFF LETTER
                                 --------------

Ladies and Gentlemen:

         The undersigned, ___________________________ ("Lender"), in connection with that certain Credit Agreement dated as of _____________, as amended from time to time (the "Credit Agreement"), by and between Lender and Cellular USA, Inc. (the "Company"), and related agreements, including, without limitation, [list any other related agreements, including security agreements or mortgages, if any], has been advised by the Company that Let's Talk Cellular & Wireless, Inc. ("LTC") will acquire all of the issued and outstanding capital stock of the Company (the "Acquisition"). It is the understanding of Lender that a portion of the proceeds of said Acquisition will be used to repay the total indebtedness of the Company to Lender.

         Lender agrees to provide to the Company, by facsimile, prior to 5:00 p.m. (Eastern Time) on the business day immediately preceding the date of the closing of the Acquisition, the total amount due to Lender under the Credit Agreement, including, without limitation, principal, accrued interest, fees and expenses.

         In consideration of the payment in full of the Company's indebtedness to Lender under the Credit Agreement, Lender hereby (i) acknowledges and agrees that payment of the above amount will constitute satisfaction in full of the Company's indebtedness and obligations to Lender under the Credit Agreement and the related agreements referred to above and a full release of all liens and security interests with respect thereto, (ii) represents that it has no other credit arrangements with, loans outstanding to, guarantee by, or interests or liens against the Company or any of the Company's property arising, (iii) concurrently with such payment and delivery, authorizes the filing and/or recordation of the UCC-3 termination statements and releases attached hereto, and (iv) agrees that it will deliver to LTC all promissory notes evidencing the Company's indebtedness to Lender and all other UCC-3 termination statements, releases, or such other agreements as LTC may reasonably request in connection with the Lender's above described release of the security interests and liens.

                                    Very truly yours,

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                      NOTICE OF REPAYMENT OF EXISTING DEBT

                        AND RELEASE OF SECURITY INTEREST

         1. _________________________ ("______") hereby acknowledges the receipt of a wire transfer in immediately available funds in the amount of $_____________ from Cellular USA, Inc., a Nevada corporation (the "Company"), representing payment in full of all outstanding principal of, premium, if any and accrued interest on, and all other obligations, now due and owing, of the Company under the Credit Agreement dated ________________ between the Company and ____, as amended (the "_______ Credit Agreement").

         2. ______ hereby terminates and releases the liens on and security interests in any and all collateral, consisting of certain of its assets, granted by the Company to secure its obligations under the ______ Credit Agreement, including all liens and security interests granted by the Company pursuant to [list security agreements or mortgages, if any], and ______ hereby acknowledges that it neither has, nor shall, as amended assert, any further security interest or other interest in, or lien on, any assets of the Company pursuant to the ______ Credit Agreement or the documents related thereto.

Dated:  _______ __, 1997



                                       -----------------------------------------


                                       By:
                                          --------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                  EXHIBIT 6.12
                                  ------------

                         FORMS OF CONSULTING AGREEMENTS

                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT (this "Agreement") dated as of ________, 1997, between Cellular USA, Inc., a Nevada corporation (the "CORPORATION"), and Barry
A. Warren (the "CONSULTANT").

         WHEREAS, the Consultant is willing to make its expertise and experience available to the Corporation upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. TERM. For the period commencing 10 days after the Closing Date of the Stock Purchase Agreement and ending on the date all payments have been made by the Corporation pursuant to Section 3 (the "TERM"), the Consultant shall provide advisory services to the Corporation as provided in Section 2. The term "STOCK PURCHASE AGREEMENT" means that certain stock purchase agreement dated as of October ___, 1997 among the Consultant, LTC and the Stockholders named therein.

        2. SERVICES.

             (a) Subject to the restrictions set forth in paragraph (b) below, during the Term the Consultant shall provide to the Corporation advisory services for the purpose of facilitating an orderly transition of the ownership of the Corporation to Let's Talk Cellular & Wireless, Inc. ("LTC"). Until the earlier of January 15, 1998 and the expiration of the first 60 days of the Term, the Consultant shall provide its services hereunder on an exclusive basis relating to budgeting, developing projections, administrative issues, financial reporting and other projects as requested by the Corporation during the Corporation's normal business for not less than 20 hours per week, except as consented to by the Corporation, but in no event shall the Consultant be required to provide his services for more than 22 hours per week. For the remainder of the Term, the Consultant, may provide its services hereunder from its own place of business during the Consultant's normal business hours according to a schedule acceptable to the Consultant and by way of, among other means, telephone consultation or written correspondence and otherwise in the manner acceptable to the Consultant.

             (b) The Consultant agrees that for the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, it will not serve as or be a consultant to or owner of more than five percent (5%) of another corporation, partnership or other entity which competes with the Corporation in Clark County, Nevada in the Corporation's Business. The term "Corporation's Business" shall mean the business of selling cellular or wireless communications services or products, including, without limitation, paging, PCS, ESMR and any other form of personal communications services in competition with the Corporation. The Consultant further agrees that for the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, it (i) will not (x) solicit for employment, (y) endeavor in any way to entice away from employment with the Corporation, LTC or its affiliates or

(z) employ or contract with any employee of the Corporation, LTC or any of its affiliates who is an officer, a manager of any department, salesperson or any sub-agent, sub-contractor or other independent contractor, including, without limitation, any resellers of cellular or wireless communications services and
(ii) will not solicit any person, corporation, partnership or other entity that is a customer of the Corporation for the purpose of selling cellular or wireless communications services or products. The Consultant acknowledges and agrees that the covenants provided for in this Section 2(b) are reasonable and necessary in terms of time, area and line of business to protect the Corporation's legitimate business interests as a buyer of all of the outstanding capital stock of the Corporation in protecting its trade secrets. The Consultant further acknowledges and agrees that such covenants are reasonable and necessary in terms of time, area and line of business to protect the Corporation's other legitimate business interests, which include its interests in protecting its (x) valuable confidential business information, (y) substantial relationships with specific customers throughout the United States of America and (z) customer goodwill associated with its ongoing business by way of its marketing throughout the United States of America using the trademark, "Let's Talk Cellular & Wireless." The Consultant hereby expressly authorizes the enforcement of the covenants provided for in this Section 2(b) by (w) the Corporation, (x) any LTC Party, (y) any of the Corporation's or LTC Party's permitted assigns and (z) any successors to the business of the Corporation or any LTC Party. To the extent that the covenant provided for in this Section 2(b) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

             (c) The parties hereto hereby acknowledge that a breach or violation by the Consultant of any or all of the covenants and agreements contained in paragraph (b) above may cause irreparable harm and damage to the Corporation in a monetary amount which may be virtually impossible to ascertain. As a result, the Consultant acknowledges and agrees that the Corporation shall be entitled to an injunction from any court of competent jurisdiction without having to post a bond and restraining any breach or violation of any or all of the covenants and agreements contained in paragraph (b) above by the Consultant, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies that the Corporation may possess hereunder, at law or in equity. Nothing contained in this Section 2 shall be construed to prevent the Corporation from seeking and recovering from the Consultant damages sustained by it as a result of any breach or violation by it of any of the covenants or agreements contained in this
Section 2.

         3. CONTINGENT PAYMENT. In consideration of its agreement to act as a Consultant pursuant to the terms of this Agreement, the Corporation hereby agrees to pay the Consultant a contingent payment in the aggregate amount of 58% of $175,000, paid in four semiannual installments beginning with the six-month period ending July 31, 1998, if the Gross Profit of the Acquired Stores exceeds the Target Gross Profit as set forth on SCHEDULE A hereto. Payment shall be made to the Consultant within 45 days after the end of each six-month period. The contingent payments provided for herein shall be subject to Section 9.3 of the Stock Purchase Agreement. The term "ACQUIRED STORES" means the stores acquired by LTC pursuant to the Stock Purchase Agreement.

         4. EXPENSES; DEMO LINE. The Consultant shall be reimbursed by the Corporation for any and all out-of-pocket expenses incurred by him in connection with any services he provides to the Corporation hereunder, such expenses not to exceed $1,000 in the aggregate, including telephone, gas and all other appropriate expenses. The Consultant shall be entitled to use one demonstration cellular telephone line provided by the Corporation free of charge during the period commencing on the Closing Date and ending on the second anniversary of the Closing Date; provided, however, that after January 15, 1998, the Consultant shall pay all roaming and long-distance charges for such line.

         5. CONFIDENTIALITY. All information, knowledge and data relating to or concerned with the operations, business and affairs of either the Consultant or the Corporation, as the case may be, which are exchanged by the parties hereto in connection with the performance by the Consultant of its duties hereunder (including the existence of this Agreement) shall be the property of the Corporation and be treated as confidential information and shall be held in a fiduciary capacity by the parties hereunder. The Consultant shall not disclose or divulge such information to any firm, person, corporation or other entity other than in connection with the performance of its duties hereunder.

         6. INDEPENDENT CONTRACTOR. In performing the services provided for hereunder, the Consultant is acting as an independent contractor, and the Consultant's employees at all times during the term of this Agreement shall be in the employment of and under the supervision and responsibility of the Consultant, and no person employed by the Consultant either directly or indirectly shall be deemed by virtue of this Agreement, or any other agreement related to the Business, to be the servant, agent or employee of the Corporation or any affiliate of the Corporation for any purpose whatsoever.

         7. ASSIGNMENT. All of the terms of this Agreement shall inure to the benefit of, be enforceable by and be binding upon the parties hereto and their respective successors and assigns; provided, that the Consultant shall not have the right to assign his rights or duties hereunder or any interest herein without the prior written consent of the Corporation.

         8. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, with first-class postage fees prepaid, or if hand delivered against receipt or if sent via facsimile transmission upon electronic confirmation of receipt thereof during normal business hours, to the applicable party at the address indicated below:


         If to the Consultant:           Barry A. Warren
                                         Cellular USA, Inc.
                                         4581 W. Flamingo
                                         Las Vegas, Nevada 89103
                                         Fax: (702) 656-7027

         with a copy to:                 Cook & Kelesis
                                         600 South Eighth Street
                                         Las Vegas, Nevada 89101
                                         Attn:  Marc Cook, Esq.
                                         Fax: (702) 385-5125

        If to the Corporation           c/o Let's Talk Cellular & Wireless, Inc.
                                        800 Brickell Avenue, Suite 400
                                        Miami, Florida  33131
                                        Attn:  Mr. Nick Molina and
                                          Mr. Brett Beveridge
                                        Fax:  (305) 358-4106

        with a copy to:                 Greenberg Traurig Hoffman
                                          Lipoff Rosen & Quentel, P.A.
                                        1221 Brickell Avenue
                                        Miami, Florida 33131
                                        Attn:  Jorge L. Freeland, Esq.
                                        Fax:  (305) 579-0717

        with a copy to:                 H.I.G. Capital Management, Inc.
                                        1001 South Bayshore Drive
                                        Suite 2708
                                        Miami, Florida  33131
                                        Attn:  Douglas F. Berman
                                        Fax:  (305) 379-2013

or, to each party, to such other address as shall be designated by such party in a written notice to the other party pursuant to the provisions of this Section
8. All such notices, requests, demands and other communications shall be effective when sent.

         9. SEVERABILITY. In the event any part of this Agreement, for any reason, shall be finally adjudged by any court of competent jurisdiction to be invalid, such judgment shall not affect, impair or invalidate the remainder of this Agreement and this Agreement shall be reformed consistent with the original objectives of this Agreement. The invalidity of any part or parts of this Agreement shall not relieve the parties from their other duties and obligations under this Agreement.

         10. WAIVER. The failure of either party to enforce any provision of this Agreement or exercise any right granted hereby shall not be construed to be a waiver of such provision or right nor shall it affect the validity of this Agreement or any part hereof or limit in any way the right of either party subsequently to enforce any such provision or exercise such right in accordance with its terms.

         11. NO THIRD-PARTY BENEFICIARIES. This Agreement shall be construed to be for the benefit of only the parties hereto and shall confer no right or benefit upon any other person based on the theory of third party beneficiaries or otherwise.

         12. AMENDMENTS. The term of this Agreement may be amended, modified, discharged, waived or terminated only by a written instrument executed by both parties or, in the case of a waiver, by the party waiving compliance, unless such waiver is conditional.

         13. TITLES AND HEADINGS. The titles and headings included in this Agreement are inserted for convenience only and shall not be deemed to be a part of or considered in construing this Agreement, nor limit or otherwise affect the meaning hereof.

         14. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and which together shall constitute but one and the same instrument.

         15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

         16. APPLICABLE LAW. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Nevada without regard to choice-of-law principles thereof.

         17. LIMITS OF LIABILITY. No party shall have any liability hereunder to the other except for willful misconduct or violation of any applicable law. No direct or indirect shareholder, officer, director or agent of the Consultant shall have any obligation or liability hereunder or with respect to any judgments obtained by any party against such corporation.


                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be duly executed on the date and year first above written.



                                          CELLULAR USA, INC.



                                          By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                          CONSULTANT



                                          -------------------------------------
                                          Barry A. Warren

                                   SCHEDULE A

                       CALCULATION OF CONTINGENT PAYMENTS

         The term "Gross Profit" means a store's total revenues, LESS cost of goods sold.

                                                          TARGET GROSS PROFIT
                                                       ------------------------

                                                            SIX-MONTH PERIOD
                                                                 ENDING
                                                              JULY 31, 1998
                                                       ------------------------
                                                                $900,000

                                                            SIX-MONTH PERIOD
                                                                 ENDING
                                                            JANUARY 31, 1998
                                                       ------------------------
                                                                $1,020,000

                                                             SIX-MONTH PERIOD
                                                                   ENDING
                                                              JULY 31, 1999
                                                       ------------------------
                                                                $945,000

                                                            SIX-MONTH PERIOD
                                                                  ENDING
                                                            JANUARY 31, 1999
                                                       ------------------------
                                                               $1,070,000


1. The Target Gross Profit for each of the foregoing periods shall be proportionately reduced for each Acquired Store that is closed during the Term.

2. The Acquired Stores shall not include any new stores opened by the Corporation after the date hereof for purposes of calculating the contingent payments provided for herein; provided, however, that the Acquired Stores' total revenues shall include all residual income received by the Corporation from AT&T Wireless Services ("AT&T") for all of the Corporation's stores in Clark County, Nevada pursuant to the Corporation's dealer agreement with AT&T.

                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT (this "Agreement") dated as of ________, 1997, between Cellular USA, Inc., a Nevada corporation (the "CORPORATION"), and Mark Quinlan (the "CONSULTANT").

         WHEREAS, the Consultant is willing to make its expertise and experience available to the Corporation upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. TERM. For the period commencing 10 days after the Closing Date of the Stock Purchase Agreement and ending on the date all payments have been made by the Corporation pursuant to Section 3 (the "TERM"), the Consultant shall provide advisory services to the Corporation as provided in Section 2. The term "STOCK PURCHASE AGREEMENT" means that certain stock purchase agreement dated as of October ___, 1997 among the Consultant, LTC and the Stockholders named therein.

         2. SERVICES.

             (a) Subject to the restrictions set forth in paragraph (b) below, during the Term the Consultant shall provide to the Corporation advisory services for the purpose of facilitating an orderly transition of the ownership of the Corporation to Let's Talk Cellular & Wireless, Inc. ("LTC"). The Consultant, may provide its services hereunder from its own place of business during the Consultant's normal business hours according to a schedule acceptable to the Consultant and by way of, among other means, telephone consultation or written correspondence and otherwise in the manner acceptable to the Consultant.

             (b) The Consultant agrees that for the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, it will not serve as or be a consultant to or owner of more than five percent (5%) of another corporation, partnership or other entity which competes with the Corporation in Clark County, Nevada in the Corporation's Business. The term "Corporation's Business" shall mean the business of selling cellular or wireless communications services or products, including, without limitation, paging, PCS, ESMR and any other form of personal communications services in competition with the Corporation. The Consultant further agrees that for the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, it (i) will not (x) solicit for employment, (y) endeavor in any way to entice away from employment with the Corporation, LTC or its affiliates or (z) employ or contract with any employee of the Corporation, LTC or any of its affiliates who is an officer, a manager of any department, salesperson or any sub-agent, sub-contractor or other independent contractor, including, without limitation, any resellers of cellular or wireless communications services and (ii) will not solicit any person, corporation, partnership or other entity that is a customer of the Corporation for the purpose of selling cellular or wireless communications services or products. The Consultant acknowledges and agrees that the covenants provided for in this Section 2(b) are reasonable and necessary in terms of time, area and line of business to protect the Corporation's legitimate business interests as a buyer of all of the outstanding capital stock of the Corporation in protecting its trade secrets. The Consultant further acknowledges and agrees that such covenants are reasonable and necessary in terms of time, area and line of business to protect the Corporation's other legitimate business interests, which include its interests in protecting its (x) valuable confidential business information, (y) substantial relationships with specific customers throughout the United States of America and (z) customer goodwill associated with its ongoing business by way of its marketing throughout the United States of America using the trademark, "Let's Talk Cellular & Wireless." The Consultant hereby expressly authorizes the enforcement of the covenants provided for in this Section 2(b) by (w) the Corporation, (x) any LTC Party, (y) any of the Corporation's or LTC Party's permitted assigns and (z) any successors to the business of the Corporation or any LTC Party. To the extent that the covenant provided for in this Section 2(b) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

             (c) The parties hereto hereby acknowledge that a breach or violation by the Consultant of any or all of the covenants and agreements contained in paragraph (b) above may cause irreparable harm and damage to the Corporation in a monetary amount which may be virtually impossible to ascertain. As a result, the Consultant acknowledges and agrees that the Corporation shall be entitled to an injunction from any court of competent jurisdiction without having to post a bond and restraining any breach or violation of any or all of the covenants and agreements contained in paragraph (b) above by the Consultant, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies that the Corporation may possess hereunder, at law or in equity. Nothing contained in this Section 2 shall be construed to prevent the Corporation from seeking and recovering from the Consultant damages sustained by it as a result of any breach or violation by it of any of the covenants or agreements contained in this
Section 2.

         3. CONTINGENT PAYMENT. In consideration of its agreement to act as a Consultant pursuant to the terms of this Agreement, the Corporation hereby agrees to pay the Consultant a contingent payment in the aggregate amount of 38% of $175,000, paid in four semiannual installments beginning with the six-month period ending July 31, 1998, if the Gross Profit of the Acquired Stores exceeds the Target Gross Profit as set forth on SCHEDULE A hereto. Payment shall be made to the Consultant within 45 days after the end of each six-month period. The contingent payments provided for herein shall be subject to Section 9.3 of the Stock Purchase Agreement. The term "ACQUIRED STORES" means the stores acquired by LTC pursuant to the Stock Purchase Agreement.

         4. CONFIDENTIALITY. All information, knowledge and data relating to or concerned with the operations, business and affairs of either the Consultant or the Corporation, as the case may be, which are exchanged by the parties hereto in connection with the performance by the Consultant of its duties hereunder (including the existence of this Agreement) shall be the property of the Corporation and be treated as confidential information and shall be held in a fiduciary capacity by the parties hereunder. The Consultant shall not disclose or divulge such information to any firm, person, corporation or other entity other than in connection with the performance of its duties hereunder.

         5. INDEPENDENT CONTRACTOR. In performing the services provided for hereunder, the Consultant is acting as an independent contractor, and the Consultant's employees at all times during the term of this Agreement shall be in the employment of and under the supervision and responsibility of the Consultant, and no person employed by the Consultant either directly or indirectly shall be deemed by virtue of this Agreement, or any other agreement related to the Business, to be the servant, agent or employee of the Corporation or any affiliate of the Corporation for any purpose whatsoever.

         6. ASSIGNMENT. All of the terms of this Agreement shall inure to the benefit of, be enforceable by and be binding upon the parties hereto and their respective successors and assigns; provided, that the Consultant shall not have the right to assign his rights or duties hereunder or any interest herein without the prior written consent of the Corporation.

         7. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, with first-class postage fees prepaid, or if hand delivered against receipt or if sent via facsimile transmission upon electronic confirmation of receipt thereof during normal business hours, to the applicable party at the address indicated below:


        If to the Consultant:           Mark Quinlan
                                        Valley Yellow Pages
                                        360 Civic Drive, No. B
                                        Pleasant Hill, California 94523

                                        Fax: (___) ______________


        with a copy to:                 _________________________

                                        -------------------------
                                        Attn:  __________________

                                        Fax: (___) ______________

        If to the Corporation           c/o Let's Talk Cellular & Wireless, Inc.
                                        800 Brickell Avenue, Suite 400
                                        Miami, Florida  33131
                                        Attn:  Mr. Nick Molina and
                                        Mr. Brett Beveridge
                                        Fax:  (305) 358-4106

        with a copy to:                 Greenberg Traurig Hoffman
                                          Lipoff Rosen & Quentel, P.A.
                                        1221 Brickell Avenue
                                        Miami, Florida 33131
                                        Attn:  Jorge L. Freeland, Esq.
                                        Fax:  (305) 579-0717
        with a copy to:                  H.I.G. Capital Management, Inc.
                                         1001 South Bayshore Drive
                                         Suite 2708
                                         Miami, Florida  33131
                                         Attn:  Douglas F. Berman
                                         Fax:  (305) 379-2013

or, to each party, to such other address as shall be designated by such party in a written notice to the other party pursuant to the provisions of this Section
8. All such notices, requests, demands and other communications shall be effective when sent.

         8. SEVERABILITY. In the event any part of this Agreement, for any reason, shall be finally adjudged by any court of competent jurisdiction to be invalid, such judgment shall not affect, impair or invalidate the remainder of this Agreement and this Agreement shall be reformed consistent with the original objectives of this Agreement. The invalidity of any part or parts of this Agreement shall not relieve the parties from their other duties and obligations under this Agreement.

         9. WAIVER. The failure of either party to enforce any provision of this Agreement or exercise any right granted hereby shall not be construed to be a waiver of such provision or right nor shall it affect the validity of this Agreement or any part hereof or limit in any way the right of either party subsequently to enforce any such provision or exercise such right in accordance with its terms.

         10. NO THIRD-PARTY BENEFICIARIES. This Agreement shall be construed to be for the benefit of only the parties hereto and shall confer no right or benefit upon any other person based on the theory of third party beneficiaries or otherwise.

         11. AMENDMENTS. The term of this Agreement may be amended, modified, discharged, waived or terminated only by a written instrument executed by both parties or, in the case of a waiver, by the party waiving compliance, unless such waiver is conditional.

         12. TITLES AND HEADINGS. The titles and headings included in this Agreement are inserted for convenience only and shall not be deemed to be a part of or considered in construing this Agreement, nor limit or otherwise affect the meaning hereof.

         13. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and which together shall constitute but one and the same instrument.

         14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

         15. APPLICABLE LAW. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Nevada without regard to choice-of-law principles thereof.

         16. LIMITS OF LIABILITY. No party shall have any liability hereunder to the other except for willful misconduct or violation of any applicable law. No direct or indirect shareholder, officer, director or agent of the Consultant shall have any obligation or liability hereunder or with respect to any judgments obtained by any party against such corporation.


                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be duly executed on the date and year first above written.



                                          CELLULAR USA, INC.


                                          By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                          CONSULTANT



                                          -------------------------------------
                                          Mark Quinlan

                                   SCHEDULE A

                       CALCULATION OF CONTINGENT PAYMENTS

         The term "Gross Profit" means a store's total revenues, LESS cost of goods sold.


                                                         TARGET GROSS PROFIT
                                                       ------------------------

                                                            SIX-MONTH PERIOD
                                                                 ENDING
                                                             JULY 31, 1998
                                                       ------------------------
                                                                 $900,000

                                                           SIX-MONTH PERIOD
                                                                 ENDING
                                                           JANUARY 31, 1998
                                                       ------------------------
                                                               $1,020,000

                                                           SIX-MONTH PERIOD
                                                                ENDING
                                                             JULY 31, 1999
                                                       ------------------------
                                                                $945,000

                                                           SIX-MONTH PERIOD
                                                                ENDING
                                                           JANUARY 31, 1999
                                                       ------------------------
                                                              $1,070,000

1. The Target Gross Profit for each of the foregoing periods shall be proportionately reduced for each Acquired Store that is closed during the Term.

2. The Acquired Stores shall not include any new stores opened by the Corporation after the date hereof for purposes of calculating the contingent payments provided for herein; provided, however, that the Acquired Stores' total revenues shall include all residual income received by the Corporation from AT&T Wireless Services ("AT&T") for all of the Corporation's stores in Clark County, Nevada pursuant to the Corporation's dealer agreement with AT&T.

                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT (this "Agreement") dated as of ________, 1997, between Cellular USA, Inc., a Nevada corporation (the "CORPORATION"), and Louise Dutson (the "CONSULTANT").

         WHEREAS, the Consultant is willing to make its expertise and experience available to the Corporation upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. TERM. For the period commencing 10 days after the Closing Date of the Stock Purchase Agreement and ending on the date all payments have been made by the Corporation pursuant to Section 3 (the "TERM"), the Consultant shall provide advisory services to the Corporation as provided in Section 2. The term "STOCK PURCHASE AGREEMENT" means that certain stock purchase agreement dated as of October ___, 1997 among the Consultant, LTC and the Stockholders named therein.

         2. SERVICES.

             (a) Subject to the restrictions set forth in paragraph (b) below, during the Term the Consultant shall provide to the Corporation advisory services for the purpose of facilitating an orderly transition of the ownership of the Corporation to Let's Talk Cellular & Wireless, Inc. ("LTC"). The Consultant, may provide its services hereunder from its own place of business during the Consultant's normal business hours according to a schedule acceptable to the Consultant and by way of, among other means, telephone consultation or written correspondence and otherwise in the manner acceptable to the Consultant.


             (b) The Consultant agrees that for the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, it will not serve as or be a consultant to or owner of more than five percent (5%) of another corporation, partnership or other entity which competes with the Corporation in Clark County, Nevada in the Corporation's Business. The term "Corporation's Business" shall mean the business of selling cellular or wireless communications services or products, including, without limitation, paging, PCS, ESMR and any other form of personal communications services in competition with the Corporation. The Consultant further agrees that for the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, it (i) will not (x) solicit for employment, (y) endeavor in any way to entice away from employment with the Corporation, LTC or its affiliates or (z) employ or contract with any employee of the Corporation, LTC or any of its affiliates who is an officer, a manager of any department, salesperson or any sub-agent, sub-contractor or other independent contractor, including, without limitation, any resellers of cellular or wireless communications services and (ii) will not solicit any person, corporation, partnership or other entity that is a customer of the Corporation for the purpose of selling cellular or wireless communications services or products. The Consultant acknowledges and agrees that the covenants provided for in this Section 2(b) are reasonable and necessary in terms of time, area and line of business to protect the Corporation's legitimate business interests as a buyer of all of the outstanding capital stock of the Corporation in protecting its trade secrets. The Consultant further acknowledges and agrees that such covenants are reasonable and necessary in terms of time, area and line of business to protect the Corporation's other legitimate business interests, which include its interests in protecting its (x) valuable confidential business information, (y) substantial relationships with specific customers throughout the United States of America and (z) customer goodwill associated with its ongoing business by way of its marketing throughout the United States of America using the trademark, "Let's Talk Cellular & Wireless." The Consultant hereby expressly authorizes the enforcement of the covenants provided for in this Section 2(b) by (w) the Corporation, (x) any LTC Party, (y) any of the Corporation's or LTC Party's permitted assigns and (z) any successors to the business of the Corporation or any LTC Party. To the extent that the covenant provided for in this Section 2(b) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

             (c) The parties hereto hereby acknowledge that a breach or violation by the Consultant of any or all of the covenants and agreements contained in paragraph (b) above may cause irreparable harm and damage to the Corporation in a monetary amount which may be virtually impossible to ascertain. As a result, the Consultant acknowledges and agrees that the Corporation shall be entitled to an injunction from any court of competent jurisdiction without having to post a bond and restraining any breach or violation of any or all of the covenants and agreements contained in paragraph (b) above by the Consultant, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies that the Corporation may possess hereunder, at law or in equity. Nothing contained in this Section 2 shall be construed to prevent the Corporation from seeking and recovering from the Consultant damages sustained by it as a result of any breach or violation by it of any of the covenants or agreements contained in this
Section 2.

         3. CONTINGENT PAYMENT. In consideration of its agreement to act as a Consultant pursuant to the terms of this Agreement, the Corporation hereby agrees to pay the Consultant a contingent payment in the aggregate amount of 4% of $175,000, paid in four semiannual installments beginning with the six-month period ending July 31, 1998, if the Gross Profit of the Acquired Stores exceeds the Target Gross Profit as set forth on SCHEDULE A hereto. Payment shall be made to the Consultant within 45 days after the end of each six-month period. The contingent payments provided for herein shall be subject to Section 9.3 of the Stock Purchase Agreement. The term "ACQUIRED STORES" means the stores acquired by LTC pursuant to the Stock Purchase Agreement.

         4. CONFIDENTIALITY. All information, knowledge and data relating to or concerned with the operations, business and affairs of either the Consultant or the Corporation, as the case may be, which are exchanged by the parties hereto in connection with the performance by the Consultant of its duties hereunder (including the existence of this Agreement) shall be the property of the Corporation and be treated as confidential information and shall be held in a fiduciary capacity by the parties hereunder. The Consultant shall not disclose or divulge such information to any firm, person, corporation or other entity other than in connection with the performance of its duties hereunder.

         5. INDEPENDENT CONTRACTOR. In performing the services provided for hereunder, the Consultant is acting as an independent contractor, and the Consultant's employees at all times during the term of this Agreement shall be in the employment of and under the supervision and responsibility of the Consultant, and no person employed by the Consultant either directly or indirectly shall be deemed by virtue of this Agreement, or any other agreement related to the Business, to be the servant, agent or employee of the Corporation or any affiliate of the Corporation for any purpose whatsoever.

         6. ASSIGNMENT. All of the terms of this Agreement shall inure to the benefit of, be enforceable by and be binding upon the parties hereto and their respective successors and assigns; provided, that the Consultant shall not have the right to assign his rights or duties hereunder or any interest herein without the prior written consent of the Corporation.

          7. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, with first-class postage fees prepaid, or if hand delivered against receipt or if sent via facsimile transmission upon electronic confirmation of receipt thereof during normal business hours, to the applicableparty at the address indicated below:

       If to the Consultant:            Louise Dutson

                                        --------------------

                                        --------------------

                                        Fax: (___) _________


       with a copy to:                  ____________________

                                        --------------------

                                        Attn:  _____________

                                        Fax: (___) _________

       If to the Corporation            c/o Let's Talk Cellular & Wireless, Inc.
                                        800 Brickell Avenue, Suite 400
                                        Miami, Florida  33131
                                        Attn:  Mr. Nick Molina and
                                        Mr. Brett Beveridge
                                        Fax:  (305) 358-4106

       with a copy to:                  Greenberg Traurig Hoffman
                                          Lipoff Rosen & Quentel, P.A.
                                        1221 Brickell Avenue
                                        Miami, Florida 33131
                                        Attn:  Jorge L. Freeland, Esq.
                                        Fax:  (305) 579-0717
       with a copy to:                  H.I.G. Capital Management, Inc.
                                        1001 South Bayshore Drive
                                        Suite 2708
                                        Miami, Florida  33131
                                        Attn:  Douglas F. Berman
                                        Fax:  (305) 379-2013

or, to each party, to such other address as shall be designated by such party in a written notice to the other party pursuant to the provisions of this Section
8. All such notices, requests, demands and other communications shall be effective when sent.

         8. SEVERABILITY. In the event any part of this Agreement, for any reason, shall be finally adjudged by any court of competent jurisdiction to be invalid, such judgment shall not affect, impair or invalidate the remainder of this Agreement and this Agreement shall be reformed consistent with the original objectives of this Agreement. The invalidity of any part or parts of this Agreement shall not relieve the parties from their other duties and obligations under this Agreement.

         9. WAIVER. The failure of either party to enforce any provision of this Agreement or exercise any right granted hereby shall not be construed to be a waiver of such provision or right nor shall it affect the validity of this Agreement or any part hereof or limit in any way the right of either party subsequently to enforce any such provision or exercise such right in accordance with its terms.

         10. NO THIRD-PARTY BENEFICIARIES. This Agreement shall be construed to be for the benefit of only the parties hereto and shall confer no right or benefit upon any other person based on the theory of third party beneficiaries or otherwise.

         11. AMENDMENTS. The term of this Agreement may be amended, modified, discharged, waived or terminated only by a written instrument executed by both parties or, in the case of a waiver, by the party waiving compliance, unless such waiver is conditional.

         12. TITLES AND HEADINGS. The titles and headings included in this Agreement are inserted for convenience only and shall not be deemed to be a part of or considered in construing this Agreement, nor limit or otherwise affect the meaning hereof.

         13. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and which together shall constitute but one and the same instrument.

         14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

         15. APPLICABLE LAW. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Nevada without regard to choice-of-law principles thereof.

         16. LIMITS OF LIABILITY. No party shall have any liability hereunder to the other except for willful misconduct or violation of any applicable law. No direct or indirect shareholder, officer, director or agent of the Consultant shall have any obligation or liability hereunder or with respect to any judgments obtained by any party against such corporation.


                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be duly executed on the date and year first above written.



                                          CELLULAR USA, INC.


                                          By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                         CONSULTANT



                                         --------------------------------------
                                         Louise Dutson

                                   SCHEDULE A

                       CALCULATION OF CONTINGENT PAYMENTS

         The term "Gross Profit" means a store's total revenues, LESS cost of goods sold.


                                                         TARGET GROSS PROFIT
                                                       ------------------------

                                                           SIX-MONTH PERIOD
                                                                 ENDING
                                                              JULY 31, 1998
                                                       ------------------------
                                                                $900,000

                                                             SIX-MONTH PERIOD
                                                                  ENDING
                                                             JANUARY 31, 1998
                                                       ------------------------
                                                               $1,020,000

                                                            SIX-MONTH PERIOD
                                                                  ENDING
                                                             JULY 31, 1999
                                                       ------------------------
                                                                 $945,000

                                                            SIX-MONTH PERIOD
                                                                  ENDING
                                                            JANUARY 31, 1999
                                                       ------------------------
                                                               $1,070,000

1. The Target Gross Profit for each of the foregoing periods shall be proportionately reduced for each Acquired Store that is closed during the Term.

2. The Acquired Stores shall not include any new stores opened by the Corporation after the date hereof for purposes of calculating the contingent payments provided for herein; provided, however, that the Acquired Stores' total revenues shall include all residual income received by the Corporation from AT&T Wireless Services ("AT&T") for all of the Corporation's stores in Clark County, Nevada pursuant to the Corporation's dealer agreement with AT&T.